Exhibit 10.3

SALE AND SERVICING AGREEMENT

among

FORD CREDIT AUTO OWNER TRUST 2023-B,
as Issuer,

FORD CREDIT AUTO RECEIVABLES TWO LLC,
as Depositor

and

FORD MOTOR CREDIT COMPANY LLC,
as Servicer

Dated as of June 1, 2023

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SALE AND SERVICING AGREEMENT, dated as of June 1, 2023 (this "Agreement"), among FORD CREDIT AUTO OWNER TRUST 2023-B, a Delaware statutory trust, as Issuer, FORD CREDIT AUTO RECEIVABLES TWO LLC, a Delaware limited liability company, as Depositor, and FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Servicer.

BACKGROUND

In the normal course of its business, Ford Credit purchases retail installment sale contracts secured by new and used cars, light trucks and utility vehicles from motor vehicle dealers.

In connection with a securitization transaction sponsored by Ford Credit in which the Issuer will issue Notes secured by a pool of Receivables consisting of retail installment sale contracts, Ford Credit has sold the pool of Receivables to the Depositor, who will sell it to the Issuer. The Issuer will engage the Servicer to service the Receivables.

The parties agree as follows:

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.      Usage and Definitions. Capitalized terms used but not defined in this Agreement are defined in Appendix A. Appendix A also contains usage rules that apply to this Agreement. Appendix A is incorporated by reference into this Agreement.

ARTICLE II
SALE AND PURCHASE OF SOLD PROPERTY;
REPRESENTATIONS AND WARRANTIES

Section 2.1.      Sale of Sold Property. In consideration of the Issuer's delivery to the Depositor of the Notes, the Depositor sells and assigns to the Issuer, without recourse (other than the Depositor's obligations under this Agreement), all of the Depositor's right, title and interest, whether now owned or later acquired, in the Sold Property. This sale and assignment does not, and is not intended to, include any obligation of the Depositor or Ford Credit to the Obligors, the Dealers or any other Person relating to the Receivables and the other Sold Property, and the Issuer does not assume any of these obligations.

Section 2.2.      Acknowledgement of Further Assignments. The Depositor acknowledges that, under the Indenture, the Issuer will assign and pledge the Sold Property and related property and rights to the Indenture Trustee for the benefit of the Secured Parties.

Section 2.3.      Savings Clause. The Depositor and the Issuer intend that the sale and assignment under this Agreement be an absolute sale and assignment of the Sold Property, conveying good title to the Sold Property free and clear of any Lien, other than Permitted Liens, from the Depositor to the Issuer. The Depositor and the Issuer intend that the Sold Property not be a part of the Depositor's estate if there is a bankruptcy or insolvency of the Depositor. If, despite the intent of the Depositor and the Issuer, the transfer of the Sold Property under this Agreement is determined to be a pledge for a financing or is determined not to be an absolute sale and assignment, the Depositor Grants to the Issuer on the date of this Agreement a security interest in the Depositor's right, title and interest in the Sold Property, whether now owned or later acquired, to secure a loan in an amount equal to all amounts payable by the Depositor under this Agreement, all amounts payable as principal of or interest on the Notes, all amounts payable as Servicing Fees under this Agreement and all other amounts payable by the Issuer under the Transaction Documents. In that case, this Agreement is a security agreement under law and the Issuer will have the rights and remedies of a secured party and creditor under the UCC.

Section 2.4.      Depositor's Representations and Warranties About Sold Property.

(a)            Representations and Warranties from Receivables Purchase Agreement. Ford Credit made representations and warranties about the Receivables in Section 3.3 of the Receivables Purchase Agreement, and has consented to the sale by the Depositor to the Issuer of the Depositor's rights to these representations and warranties. Under Section 2.1, the Depositor has sold and assigned to the Issuer the Depositor's rights under the Receivables Purchase Agreement, including the right to require Ford Credit to repurchase any Receivables if there is a breach of Ford Credit's representations and warranties. In addition, the Depositor represents and warrants as of the Closing Date that the representations and warranties about the Receivables in Section 3.3 of the Receivables Purchase Agreement are true and correct. The Issuer is relying on Ford Credit's representations and warranties in the Receivables Purchase Agreement and on the Depositor's representations and warranties in this Section 2.4(a) in purchasing the Receivables, which representations and warranties will survive the sale and assignment of the Receivables by the Depositor to the Issuer under this Agreement and the pledge of the Receivables to the Indenture Trustee under the Indenture.

(b)            Representations and Warranties About Pool of Receivables. The Depositor makes the following representations and warranties about the pool of Receivables on which the Issuer is relying in purchasing the Sold Property. The representations and warranties are made as of the Closing Date and will survive the sale and assignment of the Sold Property by the Depositor to the Issuer under this Agreement and the pledge of the Sold Property by the Issuer to the Indenture Trustee under the Indenture.

(i)            Valid Sale. This Agreement evidences a valid sale and assignment of the Sold Property from the Depositor to the Issuer, enforceable against creditors of and purchasers from the Depositor.

(ii)            Good Title to Sold Property. Immediately before the sale and assignment under this Agreement, the Depositor has good and marketable title to the Sold Property free and clear of any Lien, other than Permitted Liens, and, immediately after the sale and assignment under this Agreement, the Issuer will have good and marketable title to the Sold Property, free and clear of any Lien, other than Permitted Liens.

(iii)            Security Interest in Sold Property.

(A)	This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Sold Property in favor of the Issuer, which is prior to any Lien, other than Permitted Liens, and is enforceable against all creditors of and purchasers from the Depositor.

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(B)	All filings (including UCC filings) necessary in any jurisdiction to give the Depositor a first priority, validly perfected ownership and security interest in the Purchased Property, to give the Issuer a first priority, validly perfected ownership and security interest in the Sold Property and to give the Indenture Trustee a first priority perfected security interest in the Collateral, will be made within ten days after the Closing Date.

(C)	All financing statements filed or to be filed against the Depositor in favor of the Issuer describing the Sold Property sold under this Agreement will contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Assignee."

(D)	The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering any Sold Property other than the financing statements relating to the security interest Granted to the Depositor under the Receivables Purchase Agreement, by the Depositor to the Issuer under this Agreement or by the Issuer to the Indenture Trustee under the Indenture, or that has been terminated.

(c)            Representations and Warranties About Security Interest. If the transfer of the Sold Property under this Agreement is determined to be a pledge relating to a financing or is determined not to be an absolute sale and assignment, the Depositor makes the following representations and warranties on which the Issuer is relying in purchasing the Sold Property, which representations and warranties are made as of the Closing Date, will survive termination of this Agreement and may not be waived by the Issuer or the Indenture Trustee:

(i)            Valid Security Interest. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Sold Property in favor of the Issuer, which is prior to all other Liens, other than Permitted Liens, and is enforceable against creditors of and purchasers from the Depositor.

(ii)            Perfection. The Sponsor has started procedures that will result in the perfection of a first priority security interest against the applicable Obligor in the Financed Vehicles.

(iii)            Type. The Sold Property is "chattel paper," "instruments" or "general intangibles" within the meaning of the applicable UCC.

(iv)            Good Title. Immediately before the sale and assignment under this Agreement, the Depositor owns and has good and marketable title to the Sold Property free and clear of all Liens, other than Permitted Liens. The Depositor has received all consents and approvals required by the terms of the Sold Property to Grant to the Issuer its right, title and interest in the Sold Property, except to the extent the requirement for consent or approval is made ineffective under the applicable UCC.

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(v)            Filing Financing Statements. The Depositor has caused, or will cause within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law to perfect the security interest Granted in the Sold Property to the Issuer under this Agreement. All financing statements filed or to be filed against the Depositor in favor of the Issuer under this Agreement describing the Sold Property will contain a statement to the following effect: "A purchase of or grant of a security interest in any collateral described in this financing statement will violate the rights of the Secured Parties."

(vi)            No Other Sale, Grant or Financing Statement. Other than the security interest Granted to the Issuer under this Agreement, the Depositor has not sold or Granted a security interest in any of the Sold Property. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering any of the Sold Property, other than financing statements relating to the security interest Granted to the Issuer. The Depositor is not aware of any judgment or tax Lien filings against it.

(vii)            Possession of Receivables. For Receivables that are "tangible chattel paper," the Depositor has in its possession, directly or through their agents, all original copies of the Receivable that constitute or evidence part of the Sold Property, and these Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer. For Receivables that are "electronic chattel paper," the Depositor has "control" of the sole "authoritative copy" (each within the meaning of the applicable UCC) of each such Receivable and has not communicated an authoritative copy of any such Receivable that constitutes or evidences part of the Sold Property to any Person other than the Issuer.

Section 2.5.      Depositor's Repurchase of Receivables for Breach of Representations.

(a)            Investigation of Breach. If a Responsible Person of the Depositor (i) has knowledge of a breach of a representation or warranty made in Section 2.4(a), (ii) receives notice from the Issuer, the Owner Trustee or the Indenture Trustee of a breach of a representation or warranty made in Section 2.4(a), (iii) receives a Repurchase Request from the Owner Trustee or the Indenture Trustee for a Receivable or (iv) receives a Review Report that indicates a Test Fail for a Receivable, then, in each case, the Depositor will investigate to confirm the breach and determine if the breach has a material adverse effect on a Receivable. None of the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee or the Administrator will have an obligation to investigate whether a breach of any representation or warranty has occurred or whether any Receivable is required to be repurchased under this Section 2.5.

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(b)            Repurchase of Receivables; Payment of Purchase Amount. For a breach described in Section 2.5(a), the Depositor may, and if the breach has a material adverse effect on a Receivable will, repurchase the Receivable by paying the Purchase Amount for the Receivable on the Business Day before the Payment Date (or, with satisfaction of the Rating Agency Condition, on the Payment Date) related to the Collection Period in which the Depositor has knowledge or receives notice of and confirms the breach or, at the Depositor's option, on or before the following Payment Date, unless the breach is cured in all material respects before that Payment Date. If Ford Credit is the Servicer, the Depositor may cause the Purchase Amount to be paid according to Section 4.3(c).

(c)            Sale and Assignment of Repurchased Receivable. When the Purchase Amount is included in Available Funds for a Payment Date, the Issuer will, without further action, be deemed to have sold and assigned to the Depositor, effective as of the last day of the Collection Period before the related Collection Period, all of the Issuer's right, title and interest in the Receivable repurchased by the Depositor under this Section 2.5 and all security and documents relating to the Receivable. The sale will not require any action by the Issuer and will be without recourse, representation or warranty by the Issuer except the representation that the Issuer owns the Receivable free and clear of any Lien, other than Permitted Liens. After the sale, the Servicer will mark its receivables systems to indicate that the receivable is no longer a Receivable and may take any action necessary or advisable to evidence the sale of the receivable, free from any Lien of the Issuer or the Indenture Trustee.

(d)            Repurchase Sole Remedy. The sole remedy for a breach of a representation or warranty made by the Depositor in Section 2.4(a) is (i) to require the Depositor to repurchase the Receivable under this Section 2.5 or (ii) to require the Depositor or the Indenture Trustee to enforce the obligation of Ford Credit to repurchase the Receivable under Section 3.4 of the Receivables Purchase Agreement.

Section 2.6.      Dispute Resolution.

(a)            Referral to Dispute Resolution. If the Issuer, the Owner Trustee, the Indenture Trustee or a Noteholder (the "Requesting Party") requests that the Depositor and/or the Sponsor repurchase a Receivable due to an alleged breach of a representation and warranty in Section 2.4(a) or in Section 3.4 of the Receivables Purchase Agreement (each, a "Repurchase Request"), and the Repurchase Request has not been resolved within 180 days after the Depositor or the Sponsor receives the Repurchase Request, the Requesting Party may refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. However, if the Receivable subject to a Repurchase Request was part of a Review and the Review Report showed no Test Fails for the Receivable, the Repurchase Request for the Receivable will be deemed to be resolved. The Requesting Party must start the mediation or arbitration proceeding according to the ADR Rules of the ADR Organization within 90 days after the end of the 180-day period. The Depositor and the Sponsor agree to participate in the dispute resolution method selected by the Requesting Party.

(b)            Mediation. If the Requesting Party selects mediation for dispute resolution:

(i)            The mediation will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section 2.6, the procedures in this Section 2.6 will control.

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(ii)            A single mediator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

(iii)            The mediation will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation.

(iv)            Expenses of the mediation will be allocated to the parties as mutually agreed by them as part of the mediation.

(v)            If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Repurchase Request to arbitration under this Section 2.6.

(c)            Arbitration. If the Requesting Party selects arbitration for dispute resolution:

(i)              The arbitration will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for arbitration stated in this Section 2.6, the procedures in this Section 2.6 will control.

(ii)            A single arbitrator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters. The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration. Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule. The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(iii)            The arbitrator will have the authority to schedule, hear and determine any motions, according to New York law, and will do so at the motion of any party. Discovery will be completed within 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than 60 days after selection of the arbitrator and will proceed for no more than six consecutive Business Days with equal time allocated to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.

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(iv)            The arbitrator will make its final determination no later than 90 days after its selection. The arbitrator will resolve the dispute according to the terms of this Agreement and the other Transaction Documents, and may not modify or change this Agreement or the other Transaction Documents in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them. In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expense of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction.

(v)            By selecting arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(vi)            The Requesting Party may not bring a putative or certificated class action to arbitration. If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.

(d)            Additional Conditions. For each mediation or arbitration:

(i)            Any mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or at another location selected by the Depositor or the Sponsor. Any party or witness may participate by teleconference or video conference.

(ii)            The Depositor, the Sponsor and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

(iii)            Neither the Depositor nor the Sponsor will be required to produce personally identifiable customer information for purposes of any mediation or arbitration. The existence and details of any unresolved Repurchase Request, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding will be confidential, privileged and inadmissible for any purpose in any other mediation, arbitration, litigation or other proceeding. The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party's attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section 2.6), except as required by law, regulatory requirement or court order. If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information.

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ARTICLE III
SERVICING OF RECEIVABLES

Section 3.1.      Engagement. The Issuer engages Ford Credit as the Servicer of the Receivables for the Issuer and the Indenture Trustee, and Ford Credit accepts the engagement.

Section 3.2.      Servicing of Receivables.

(a)            General Servicing Obligations. The Servicer will manage, service, administer and collect on the Receivables with reasonable care using that degree of skill and attention that the Servicer exercises for comparable automotive receivables that it services for itself or others according to the Servicing Procedures and will comply with all material requirements of law. The Servicer's obligations will include:

(i)             collecting and applying all payments made on the Receivables and any other amounts received related to the Purchased Property;

(ii)             investigating delinquencies;

(iii)            sending invoices, notices and responding to inquiries of Obligors;

(iv)            processing requests for extensions, modifications and adjustments;

(v)            administering payoffs, defaults and delinquencies;

(vi)            repossessing or converting the possession of the Financed Vehicle securing any Receivable that the Servicer determines is unlikely to be paid in full;

(vii)          selling repossessed Financed Vehicles at public or private sale or auction;

(viii)         collecting any remaining balances after charge off of the Receivables;

(ix)            maintaining accurate and complete accounts and receivables systems for servicing the Receivables;

(x)            providing to the Custodian copies, or access to, any documents that modify or supplement information in the Receivable Files; and

(xi)            preparing and providing Monthly Investor Reports and any other periodic reports required to be prepared by the Servicer under this Agreement.

(b)            Collection of Payments; Extensions and Amendments. The Servicer will use reasonable efforts to collect all payments due under the Receivables. The Servicer may waive late payment charges or other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer may grant extensions, refunds, rebates or adjustments on any Receivable or amend any Receivable according to the Servicing Procedures. However, if the Servicer (i) grants an extension on a Receivable resulting in the final payment date of the Receivable being later than the Final Scheduled Payment Date of the most junior Class of Notes issued by the Issuer, (ii) modifies the Amount Financed under a Receivable, (iii) modifies the APR of a Receivable or (iv) increases the number of originally scheduled due dates of the Receivable, it will purchase the Receivable under Section 3.3, unless it is required to take the action by law or court order.

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(c)            Maintenance of Security Interests in Financed Vehicles. The Servicer will maintain perfection of the security interest created under each Receivable in the Financed Vehicle. The Issuer authorizes the Servicer to take all actions to continue perfection of the security interest on behalf of the Issuer and the Indenture Trustee if a Financed Vehicle is relocated to another State or for any other reason. Unless required by law or court order, the Servicer will not release a Financed Vehicle from the security interest created under the Receivable, except (i) on payment in full of the Receivable, (ii) to receive proceeds from insurance covering the Financed Vehicle, (iii) on repossession, (iv) on discounted settlement of the Receivable or (v) on abandonment, in each case, according to the Servicing Procedures.

(d)            No Impairment. The Servicer will not impair in any material respect the rights of the Issuer or the Indenture Trustee in any Receivable except according to the Servicing Procedures or as permitted by this Agreement.

(e)            Assignment for Enforcement. Effective as of the date of this Agreement, the Receivables are assigned to the Servicer solely for the purpose of permitting the Servicer to perform its servicing and administrative obligations under this Agreement, including the start or pursuit of or participation in a legal proceeding to enforce a Receivable or otherwise related to a Receivable. If in a legal proceeding it is held that the Servicer may not enforce a Receivable on the basis that it is not a real party in interest or a holder entitled to enforce the Receivable, the Issuer will, at the Servicer's expense and direction, assign the Receivable to the Servicer solely for that purpose or take steps to enforce the Receivable, including bringing suit in the names of the Indenture Trustee, the Noteholders and the Issuer.

(f)            Powers of Attorney. The Issuer appoints the Servicer as the Issuer's attorney-in-fact, with full power of substitution to exercise all rights of the Issuer for the servicing and administration of the Receivables. This power of attorney, and all authority given, under this Section 3.2(f) is revocable and is given solely to facilitate the performance of the Servicer's obligations under this Agreement and may only be used by the Servicer consistent with this Agreement. On request of the Servicer, the Issuer will furnish the Servicer with written powers of attorney and other documents to enable the Servicer to perform its obligations under this Agreement.

(g)            Release Documents. The Servicer is authorized to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee and the Noteholders, any documents of satisfaction, cancellation, partial or full release or discharge, and other comparable documents, for the Receivables and the Financed Vehicles.

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Section 3.3.      Servicer's Purchase of Receivables.

(a)            Purchase for Servicer Modifications. If an extension or modification of a Receivable is made that requires it to be purchased under Section 3.2(b), the Servicer will purchase the Receivable.

(b)            Purchase for Breach of Servicer's Obligations. If a Responsible Person of the Servicer has knowledge, or receives notice from the Depositor, the Issuer, the Owner Trustee or the Indenture Trustee, of a breach of the Servicer's obligations in Section 3.2(c) or (d) that has a material adverse effect on a Receivable or the rights of the Issuer or the Indenture Trustee in any Receivable, the Servicer will purchase the Receivable.

(c)            Purchase for System Limitation or Inability to Service. If the Servicer, in its sole discretion, determines that as a result of a receivables systems error or receivables systems limitation or for any other reason the Servicer is unable to service a Receivable according to the Servicing Procedures and the terms of this Agreement, the Servicer may purchase the Receivable.

(d)            Purchase of Receivables; Payment of Purchase Amount. For any purchase of a Receivable by the Servicer under this Section 3.3, the Servicer will purchase the Receivable by paying the Purchase Amount on the Business Day before the Payment Date (or, with satisfaction of the Rating Agency Condition, on the Payment Date) related to the Collection Period in which the Servicer made the extension or modification on the Receivable, had knowledge or received notice of the breach or determined the need for purchase or, at the Sponsor's option, on or before the following Payment Date, unless the breach is cured in all material respects before that Payment Date. If Ford Credit is the Servicer, it may pay any Purchase Amounts according to Section 4.3(c).

(e)            Sale and Assignment of Purchased Receivables. When the Servicer's payment of the Purchase Amount for a Receivable is included in Available Funds for a Payment Date, the Issuer will be deemed to have sold and assigned to the Servicer, effective as of the last day of the Collection Period before the related Collection Period, all of the Issuer's right, title and interest in the Receivable and all security and documents relating to the Receivable. The sale will not require any action by the Issuer and will be without recourse, representation or warranty by the Issuer except the representation that the Issuer owns the Receivable free and clear of any Lien, other than Permitted Liens. After the sale, the Servicer will mark its receivables systems to indicate that the receivable is no longer a Receivable and may take any action necessary or advisable to transfer the Receivable free from any Lien of the Issuer or the Indenture Trustee.

(f)            No Obligation to Investigate. None of the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee, the Sponsor, the Depositor or the Administrator will be obligated to investigate whether a breach or other event has occurred that would require the purchase of any Receivable under this Section 3.3 or whether any Receivables is required to be purchased under this Section 3.3.

(g)            Purchase is Sole Remedy. The sole remedy of the Issuer, the Indenture Trustee, the Owner Trustee and the Secured Parties for any extension or modification of a Receivable under Section 3.2(b) or a breach of a covenant made by the Servicer in Section 3.2(c) or (d) is the Servicer's purchase of the Receivable under this Section 3.3.

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Section 3.4.      Sale of Charged-Off Receivables. The Servicer may sell a Receivable that has been charged off. Proceeds of any sale allocable to the charged-off Receivable will be Recoveries. If the Servicer elects to sell a charged-off Receivable, the Receivable will be deemed to have been sold and assigned by the Issuer to the Servicer immediately before the sale by the Servicer. The sole right of the Issuer and the Indenture Trustee for any Receivable sold under this Section 3.4 will be to receive the Recoveries. After the sale, the Servicer will mark its receivables systems to indicate that the receivable sold is no longer a Receivable and may take any action necessary or advisable to transfer the receivable free from any Lien of the Issuer or the Indenture Trustee.

Section 3.5.      Servicer Reports and Compliance Statements.

(a)            Monthly Reports.

(i)            Investor Report. At least two Business Days before each Payment Date, the Servicer will deliver to the Depositor, the Issuer, the Indenture Trustee, the Note Paying Agent, the Administrator and the Rating Agencies a servicing report substantially in the form of Exhibit A (the "Monthly Investor Report") for that Payment Date and the related Collection Period. A Responsible Person of the Servicer will certify that the information in the Monthly Investor Report is accurate in all material respects. The Servicer will include the disclosure required by Rule 4(c)(1)(ii) of Regulation RR in the first Monthly Investor Report.

(ii)            Asset-Level Information. On or before the 15th day following each Payment Date, the Servicer will prepare a Form ABS-EE, including an asset data file and asset-related document containing the asset-level information for each Receivable for the prior Collection Period as required by Item 1A of Form 10-D.

(iii)            Benchmark Replacement; Benchmark Replacement Conforming Changes. Upon receipt of notice from the Issuer of the determination of a Benchmark Replacement and/or the making of any Benchmark Replacement Conforming Changes, the Servicer will include in the Monthly Investor Report any information regarding the Unadjusted Benchmark Replacement, the Benchmark Replacement Adjustment and any such Benchmark Replacement Conforming Changes provided by the Issuer.

(b)            Annual Statement of Compliance. The Servicer will deliver to the Depositor, the Issuer, the Indenture Trustee, the Administrator and the Rating Agencies within 90 days after the end of each year, starting with the year after the Closing Date, an Officer's Certificate signed by a Responsible Person of the Servicer, stating that (i) a review of the Servicer's activities during the prior year and of its performance under this Agreement has been made under the Responsible Person's supervision and (ii) to the Responsible Person's knowledge, based on the review, the Servicer has fulfilled in all material respects all of its obligations under this Agreement throughout the prior year or, if there has been a failure to fulfill any obligation in any material respect, stating each failure known to the Responsible Person and the nature and status of the failure. A copy of this Officer's Certificate may be obtained by any Noteholder or Note Owner by request to the Indenture Trustee.

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(c)            Report on Assessment of Compliance with Servicing Criteria and Attestation. The Servicer will:

(i)            deliver to the Depositor, the Issuer, the Indenture Trustee, the Administrator and the Rating Agencies, a report on its assessment of compliance with the minimum servicing criteria during the prior year, including disclosure of any material instance of non-compliance identified by the Servicer, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB; and

(ii)            cause a firm of registered public accountants to deliver an attestation report on the assessment of compliance with the minimum servicing criteria that (A) satisfies the requirements of Rule 13a-18 or 15d-18 under the Exchange Act, as applicable, (B) complies with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and (C) indicates that the firm is qualified and independent within the meaning of Rule 2-01 of Regulation S-X under the Securities Act.

These reports will be delivered within 90 days after the end of each year, starting in the year after the Closing Date. A copy of these reports may be obtained by any Noteholder or Note Owner by request to the Indenture Trustee.

(d)            Termination of Reporting Obligation. The Servicer's obligation to deliver or cause the delivery of reports under this Section 3.5 will terminate on payment in full of the Notes.

Section 3.6.      Sarbanes-Oxley Certificates. If directed by the Administrator, the Servicer will prepare, execute and deliver all certificates or other documents required to be delivered by the Issuer under the Sarbanes-Oxley Act of 2002.

Section 3.7.      Securities and Exchange Commission Filings. To the extent permitted by law, the Servicer is authorized to execute and, on the request of the Issuer or the Administrator, will prepare, execute and file, on behalf of the Issuer, any Securities and Exchange Commission filings required to be filed by the Issuer under Section 7.3 of the Indenture.

Section 3.8.      Review of Servicer's Records. The Servicer will maintain records and documents relating to its performance under this Agreement according to its customary business practices. On reasonable request not more than once during any year, the Servicer will give the Issuer, the Depositor, the Administrator, the Owner Trustee and the Indenture Trustee (or their representatives) access to the records and documents to conduct a review of the Servicer's performance under this Agreement. Any access or review will be conducted at the Servicer's offices during its normal business hours at a time reasonably convenient to the Servicer and in a manner that will minimize disruption to its business operations. Any access or review will be subject to the Servicer's confidentiality and privacy policies.

Section 3.9.      Servicer's Authorized and Responsible Persons. On or before the Closing Date, the Servicer will notify the Indenture Trustee and the Owner Trustee of each Person who (a) is authorized to give instructions and directions to the Indenture Trustee and the Owner Trustee on behalf of the Servicer and (b) is a Responsible Person for the Servicer. The Servicer may change such Persons by notifying the Indenture Trustee and the Owner Trustee.

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Section 3.10.      Servicer's Fees. As compensation for performing its obligations under this Agreement, the Servicer will be paid the Servicing Fee. On each Payment Date, the Issuer will pay the Servicing Fee to the Servicer according to Section 8.2 of the Indenture. In addition, the Servicer may retain any Supplemental Servicing Fees and will receive investment earnings (net of investment losses and expenses) on funds in the Bank Accounts in each Collection Period.

Section 3.11.      Servicer's Expenses. Except as otherwise stated in this Agreement, the Servicer will pay all its expenses for servicing the Receivables under this Agreement, including fees and expenses of legal counsel and independent accountants, taxes imposed on the Servicer and expenses to prepare reports, certificate or notices under this Agreement. The Servicer will be reimbursed under this Agreement for (i) amounts paid by the Servicer that are charged to the account of an Obligor according to the Servicing Procedures and (ii) amounts paid by the Servicer to third parties for collection and for repossession, transportation, reconditioning and sale or other disposition of a Financed Vehicle.

Section 3.12.      Custodian.

(a)            Appointment of Custodian. To reduce administrative costs and facilitate the servicing of the Receivables by the Servicer, the Issuer appoints Ford Credit, in its capacity as the Servicer, to act as the Custodian of the Receivables for the Issuer and the Indenture Trustee, as their interests may appear. Ford Credit accepts the appointment and agrees to perform the custodial obligations in this Section 3.12.

(b)            Custody of Receivable Files. The Custodian will hold and maintain in custody the following documents for each Receivable (the "Receivable File") for the benefit of the Issuer and the Indenture Trustee, using reasonable care and according to the Underwriting Procedures and the Servicing Procedures:

(i)             the original Receivable or an authoritative copy of the Receivable, if in electronic form;

(ii)            the credit application signed by the Obligor;

(iii)            the original certificate of title or other documents evidencing the security interest of Ford Credit in the Financed Vehicle; and

(iv)            all other documents, notices and correspondence relating to the Receivable, the Obligor or the Financed Vehicle that the Servicer generates in the course of servicing the Receivable.

Except as stated above, any document in a Receivable File may be a photocopy or in electronic format or may be converted to electronic format at any time. The Custodian will hold and maintain the Receivable Files, including any receivables systems on which the Receivable Files are electronically stored, in a manner that will permit the Servicer and the Issuer to comply with this Agreement and the Indenture Trustee to comply with the Indenture.

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(c)            Delivery of Receivable Files. The Receivable Files are constructively delivered to the Indenture Trustee, as pledgee of the Issuer under the Indenture, and the Custodian confirms to the Issuer and the Indenture Trustee that it has received the Receivable Files. No initial review or any periodic review of the Receivable Files by the Issuer, the Owner Trustee or the Indenture Trustee is required.

(d)            Location of Receivable Files. The Custodian will maintain the Receivable Files (or access to any Receivable Files stored in an electronic format) at one of its offices or the offices of one of its custodians in the United States. On request of the Depositor, the Issuer and the Indenture Trustee, the Custodian will provide a list of locations of the Receivable Files.

(e)            Access to Receivable Files. The Custodian will give the Servicer access to the Receivable Files and, on request of the Servicer, the Custodian will promptly release any document in the Receivable Files to the Servicer for purposes of servicing the Receivables. The Custodian will give the Depositor, the Issuer and the Indenture Trustee access to the Receivable Files and the receivables systems to conduct a review of the Receivables. Any access or review will be conducted at the Custodian's offices during normal business hours at a time reasonably convenient to the Custodian in a manner that will minimize disruption of its business operations. Any access or review will be subject to the Custodian's confidentiality and privacy policies.

(f)            Effective Period and Termination. Ford Credit's appointment as custodian is effective as of the Cutoff Date and will continue until terminated under this Section 3.12(f). If the Servicer resigns under Section 7.1 or is terminated under Section 7.2, the Servicer's appointment as custodian under this Agreement may be terminated in the same manner as the Servicer may be terminated under Section 7.2. As soon as practicable after any termination of its appointment as custodian, the Custodian will deliver the Receivable Files to the Indenture Trustee or its designee or successor custodian at a place designated by the Indenture Trustee. All reasonable expenses of transferring the Receivable Files to the designee or successor custodian will be paid by the terminated custodian on receipt of an invoice in reasonable detail.

(g)            Custodian as Nominee Lienholder/Secured Party. For administrative convenience and to further facilitate the servicing of the Receivables by the Servicer, the Issuer appoints Ford Credit, in its capacity as Custodian and Servicer, as nominee lienholder/secured party to act for the benefit and on behalf of the Issuer and the Indenture Trustee for the original certificates of title or the other documents evidencing the security interest of the Issuer in the Financed Vehicles (the "Security Documents"). In addition, if the assignment of a Receivable from Ford Credit to the Depositor under the Receivables Purchase Agreement and from the Depositor to the Issuer under this Agreement is insufficient, without a notation on the Financed Vehicle's certificate of title, to give the Issuer a first priority perfect security interest in the Finance Vehicle, the Custodian, in its capacity as nominee lienholder/secured party, agrees that it is acting as the agent of the Issuer for the purpose of perfecting the security interest of the Issuer in the Financed Vehicle and agrees that Ford Credit's listing as the lienholder/secured party on the certificate of title is in its capacity as agent of the Issuer. The Custodian agrees to serve as nominee lienholder/secured party and agent for the Financed Vehicles and will, as nominee lienholder/secured party and agent: (i) act exclusively for the benefit and on behalf of the Issuer and the Indenture Trustee under this Agreement and (ii) take any and all actions necessary or advisable to establish, maintain and protect the Issuer's security interest in the Financed Vehicles. The Custodian further acknowledges the right of the Issuer to treat the Security Documents as if the name of the Issuer appears on the documents as lienholder/secured party in place of Ford Credit's name.

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ARTICLE IV
ACCOUNTS, COLLECTIONS AND APPLICATION OF FUNDS

Section 4.1.      Bank Accounts.

(a)            Establishment of Bank Accounts. On or before the Closing Date, the Servicer will establish the following segregated trust accounts at a Qualified Institution (initially the corporate trust department of The Bank of New York Mellon), each in the name "The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Auto Owner Trust 2023-B", to be designated as follows:

(i)             "Collection Account" with account number 8415798400; and

(ii)            "Reserve Account" with account number 8415808400.

(b)            Control of Bank Accounts. Each of the Bank Accounts will be under the control of the Indenture Trustee so long as the Bank Accounts remain subject to the Lien of the Indenture, except that the Servicer may make deposits to and direct the Indenture Trustee to make deposits to or withdrawals from the Bank Accounts according to the Transaction Documents. The Servicer may direct the Indenture Trustee to withdraw from the Collection Account and pay to the Servicer or as directed by the Servicer amounts that are not Available Funds for a Collection Period or that were deposited in the Collection Account in error. After the Notes are paid in full and the Bank Accounts are released from the Lien of the Indenture, the Collection Account will be under the control of the Servicer and the Reserve Account will be under the control of the Depositor.

(c)            Benefit of Accounts; Deposits and Withdrawals. The Bank Accounts and all cash, money, securities, investments, financial assets and other property deposited in or credited to them will be maintained by the Indenture Trustee as secured party for the benefit of the Secured Parties and, after payment in full of the Notes and the release of the Bank Accounts from the Lien of the Indenture, as agent of the Issuer and as part of the Trust Property. All deposits to and withdrawals from the Bank Accounts will be made according to the Transaction Documents.

(d)            Maintenance of Accounts. If an institution maintaining the Bank Accounts ceases to be a Qualified Institution, the Servicer will, with the Indenture Trustee's assistance as necessary, move the Bank Accounts to a Qualified Institution within 30 days.

(e)            Compliance. Each Bank Account will be subject to the Account Control Agreement. The Servicer will ensure that the Account Control Agreement requires the Qualified Institution maintaining the Bank Accounts to comply with "entitlement orders" (as defined in Section 8-102 of the UCC) from the Indenture Trustee without further consent of the Issuer, if the Notes are Outstanding, and to act as a "securities intermediary" according to the UCC.

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Section 4.2.      Investment of Funds in Bank Accounts.

(a)            Permitted Investments. If no Default or Event of Default has occurred and is continuing, the Servicer may instruct the Indenture Trustee to invest any funds in the Bank Accounts in Permitted Investments and, if investment instructions are received, the Indenture Trustee will direct the Qualified Institution maintaining the Bank Accounts to invest the funds in the Bank Accounts in those Permitted Investments. The investment instructions from the Servicer may be in the form of a standing instruction. If (i) the Servicer fails to give investment instructions for any funds in a Bank Account to the Indenture Trustee by 11:00 a.m. New York time (or other time as may be agreed by the Indenture Trustee) on the Business Day before a Payment Date or (ii) the Qualified Institution receives notice from the Indenture Trustee that a Default or Event of Default has occurred and is continuing, the Qualified Institution will invest and reinvest funds in the Bank Accounts according to the last investment instructions received, if any. If no prior investment instructions have been received or if the instructed investments are no longer available or permitted, the Indenture Trustee will notify the Servicer and request new investment instructions, and the funds will remain uninvested until new investment instructions are received. The Servicer may direct the Indenture Trustee to consent, vote, waive or take any other action, or not to take any action, on any matters available to the holder of the Permitted Investments.

(b)            Maturity of Investments. Any Permitted Investments of funds in the Bank Accounts (or any reinvestments of the Permitted Investments) for a Collection Period must mature, if applicable, and be available no later than the Business Day before the related Payment Date. However, funds in the Reserve Account may be invested in Permitted Investments that will not mature or be available before the related Payment Date if the Rating Agency Condition has been satisfied for the investment. Any Permitted Investments with a maturity date will be held to their maturity, except that such Permitted Investments may be sold or disposed of before their maturity (i) if they relate to funds in the Reserve Account required to satisfy the Reserve Account Draw Amount on a Payment Date or (ii) in connection with the sale or liquidation of the Collateral following an Event of Default under Section 5.6 of the Indenture.

(c)            No Liability for Investments. None of the Depositor, the Servicer, the Indenture Trustee or the Qualified Institution maintaining any Bank Account will be liable for the selection of Permitted Investments or for investment losses incurred on Permitted Investments (other than in the capacity as obligor, if applicable).

(d)            Continuation of Liens in Investments. The Servicer will not direct the Indenture Trustee to make any investment of funds or to sell any investment held in the Bank Account unless the security interest Granted and perfected in the account in favor of the Indenture Trustee will continue to be perfected in the investment or the proceeds of the sale without further action by any Person.

(e)            Investment Earnings. The Servicer will receive investment earnings (net of losses and investment expenses) on funds in the Bank Accounts as additional compensation for the servicing of the Receivables. The Servicer will direct the Indenture Trustee to withdraw the investment earnings and distribute them to the Servicer on each Payment Date.

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Section 4.3.      Deposits and Payments.

(a)            Closing Date Deposit. On the Closing Date, the Servicer will deposit in the Collection Account all amounts received and applied as interest or principal on the Receivables during the period from the Cutoff Date to two Business Days before the Closing Date.

(b)            Deposit of Collections.

(i)            If the Servicer's short-term unsecured debt is not rated at least the Monthly Deposit Required Ratings or a Servicer Termination Event occurs, the Servicer will deposit in the Collection Account all Collections (excluding Recoveries) within two Business Days after application.

(ii)            If the Servicer is Ford Credit and Ford Credit's short-term unsecured debt is rated at least "F1" by Fitch and "A-1" by Standard & Poor's (the "Monthly Deposit Required Ratings"), Ford Credit may deposit Collections (excluding Recoveries) received and applied in a Collection Period in the Collection Account on the Business Day before each Payment Date or, with satisfaction of the Rating Agency Condition, on each Payment Date.

(iii)            The Servicer may deposit Recoveries and Purchase Amounts received and applied in a Collection Period in the Collection Account on the Business Day before each Payment Date or, with satisfaction of the Rating Agency Condition, on each Payment Date.

(c)            Reconciliation of Deposits. If Ford Credit is the Servicer and for any Payment Date, the sum of (i) Collections for the Collection Period, plus (ii) Purchase Amounts for the Payment Date, exceeds the amounts deposited under Section 4.3(b) for the Collection Period, Ford Credit will deposit an amount equal to the excess into the Collection Account on the Business Day before the Payment Date or, with satisfaction of the Rating Agency Condition, on the Payment Date. If, for any Payment Date, the amounts deposited under Section 4.3(b) for the Collection Period exceed the sum of (i) Collections for the Collection Period, plus (ii) Purchase Amounts for the Payment Date, the Indenture Trustee will pay to Ford Credit an amount equal to the excess within two Business Days of Ford Credit's direction, but no later than the Payment Date. If requested by the Indenture Trustee, Ford Credit will provide reasonable supporting details for its calculation of the amounts to be deposited or paid under this Section 4.3(c).

(d)            Net Deposits. Ford Credit may make the deposits and payments required by Section 4.3(b) net of Servicing Fees to be paid to Ford Credit for the Collection Period and amounts the Servicer is permitted to retain under Section 3.10 and be reimbursed for under Section 3.11. The Servicer will account for all deposits and payments in the Monthly Investor Report as if the amounts were deposited and/or paid separately.

(e)            No Segregation. Pending deposit in the Collection Account, the Servicer is not required to segregate Collections from its own funds.

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Section 4.4.      Reserve Account.

(a)            Initial Reserve Account Deposit. On the Closing Date, the Depositor will deposit or cause to be deposited the Specified Reserve Balance into the Reserve Account from the net proceeds of the sale of the Notes.

(b)            Reserve Account Draw Amount. On or before two Business Days before a Payment Date, the Servicer will calculate the Reserve Account Draw Amount for the Payment Date and will direct the Indenture Trustee to withdraw from the Reserve Account and deposit the Reserve Account Draw Amount into the Collection Account on or before the Payment Date.

(c)            Release of Funds in Reserve Account. The Indenture Trustee will withdraw all funds from the Reserve Account and pay them the Depositor on the earlier of (i) the first Payment Date on or after which the Servicer has deposited into the Collection Account the amount stated in Section 8.1(a) in connection with its exercise of its option to acquire the Sold Property under Section 8.1 and (ii) the date the Note Balance of the Notes and of all other amounts owing or to be distributed to the Secured Parties under the Indenture and this Agreement are paid in full.

Section 4.5.      Direction to Indenture Trustee for Distributions. At least two Business Days before a Payment Date, the Servicer will direct the Indenture Trustee (based on the most recent Monthly Investor Report) to make the withdrawals, deposits, distributions and payments required to be made on the Payment Date under Section 8.2 of the Indenture and Section 4.3(c) of this Agreement.

ARTICLE V
DEPOSITOR

Section 5.1.      Depositor's Representations and Warranties. The Depositor represents and warrants to the Issuer as of the Closing Date, on which the Issuer is relying in purchasing the Sold Property and which will survive the sale and assignment of the Sold Property by the Depositor to the Issuer under this Agreement and the pledge of the Sold Property by the Issuer to the Indenture Trustee under the Indenture:

(a)            Organization and Qualification. The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Depositor is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

(b)            Power, Authority and Enforceability. The Depositor has the power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party. The Depositor has authorized the execution, delivery and performance of each of the Transaction Documents to which it is a party. Each of the Transaction Documents to which the Depositor is a party is the legal, valid and binding obligation of the Depositor enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other similar laws relating to the enforcement of creditors' rights or by general equitable principles.

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(c)            No Conflicts and No Violation. The completion of the transactions under the Transaction Documents to which the Depositor is a party and the performance of its obligations under such documents will not (i) conflict with, or be a breach or a default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Depositor is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Depositor's properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document (other than this Agreement), (iii) violate the Depositor's certificate of formation or limited liability company agreement or (iv) violate a law or, to the Depositor's knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties that applies to the Depositor, which, in each case, would reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under the Transaction Documents to which it is a party.

(d)            No Proceedings. To the Depositor's knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of the Transaction Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the completion of the transactions contemplated by the Transaction Documents, (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under, or the validity or enforceability of, any of the Transaction Documents or the Notes or (iv) that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than proceedings that would not reasonably be expected to have a material adverse effect on the Depositor, the performance by the Depositor of its obligations under, or the validity and enforceability of, the Transaction Documents or the Notes or the tax treatment of the Issuer or the Notes.

(e)            Not an Investment Company. The Depositor is not required to be registered as an "investment company" under the Investment Company Act.

Section 5.2.      Liability of Depositor.

(a)            Liability for Specific Obligations. The Depositor will be liable under this Agreement only for its specific obligations under this Agreement. All other liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement by the Depositor and the issuance of the Notes. The Depositor will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement.

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(b)            Legal Proceedings. The Depositor will not be required to start, pursue or participate in any legal proceeding that is unrelated to its obligations under this Agreement and that, in its opinion, may result in liability or cause it to pay or risk funds or incur financial liability.

(c)            Payment of Taxes. The Depositor will pay all taxes levied or assessed on the Issuer or the Sold Property.

(d)            Reliance by Depositor. The Depositor may rely in good faith on the advice of counsel or on any document believed to be genuine and to have been executed by the proper party for any matters under this Agreement.

Section 5.3.      Merger, Consolidation, Succession or Assignment. Any Person (a) into which the Depositor is merged or consolidated, (b) resulting from any merger or consolidation to which the Depositor is a party or (c) succeeding to the business of the Depositor, if more than 50% of the voting stock or voting power and 50% or more of the economic equity of the Person is owned, directly or indirectly, by Ford Motor Company, will be the successor to the Depositor under this Agreement. Within 15 Business Days after any merger, consolidation or succession, that Person will (i) execute an agreement to assume the Depositor's obligations under this Agreement (unless the assumption happens by operation of law), (ii) deliver to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that the merger, consolidation or succession and the assumption agreement comply with this Section 5.3, (iii) deliver to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that the security interest in favor of the Issuer in the Sold Property and the Indenture Trustee in the Collateral is or will be perfected and (iv) notify the Rating Agencies of the merger, consolidation or succession.

Section 5.4.      Depositor May Own Notes. The Depositor and any Affiliate of the Depositor, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights as any other Person except as limited in any Transaction Document. Notes owned by or pledged to the Depositor or any Affiliate of the Depositor will have an equal and proportionate benefit under the Transaction Documents, except as limited in any Transaction Document.

Section 5.5.      Depositor's Authorized and Responsible Persons. On or before the Closing Date, the Depositor will notify the Indenture Trustee and the Owner Trustee of (i) each Person who is authorized to give instructions and directions to the Indenture Trustee and the Owner Trustee on behalf of the Depositor and (ii) each Person who is a Responsible Person for the Depositor. The Depositor may change such Persons by notifying the Indenture Trustee and the Owner Trustee.

ARTICLE VI
SERVICER

Section 6.1.      Servicer's Representations and Warranties. The Servicer represents and warrants to the Issuer as of the Closing Date, on which the Issuer is relying in purchasing the Sold Property and which will survive the sale and assignment of the Sold Property by the Depositor to the Issuer under this Agreement and the pledge of the Sold Property by the Issuer to the Indenture Trustee under the Indenture:

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(a)            Organization and Qualification. The Servicer is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Servicer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Servicer's ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

(b)            Power, Authority and Enforceability. The Servicer has the power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party. The Servicer has authorized the execution, delivery and performance of each of the Transaction Documents to which it is a party. Each of the Transaction Documents to which the Servicer is a party is the legal, valid and binding obligation of the Servicer enforceable against the Servicer, except as may be limited by insolvency, bankruptcy, reorganization or other similar laws relating to the enforcement of creditors' rights or by general equitable principles.

(c)            No Conflicts and No Violation. The completion of the transactions contemplated by the Transaction Documents to which the Servicer is a party and the performance of its obligations under such documents will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Servicer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Servicer's properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document (other than the Receivables Purchase Agreement), (iii) violate the Servicer's certificate of formation or limited liability company agreement or (iv) violate a law or, to the Servicer's knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties that applies to the Servicer, which, in each case, would reasonably be expected to have a material adverse effect on the Servicer's ability to perform its obligations under the Transaction Documents to which it is a party.

(d)            No Proceedings. To the Servicer's knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties (i) asserting the invalidity of the Transaction Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the completion of the transactions contemplated by the Transaction Documents, (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Servicer's ability to perform its obligations under, or the validity or enforceability of, the Transaction Documents or the Notes or (iv) relating to the Servicer that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than the proceedings that, to the Servicer's knowledge, would not reasonably be expected to have a material adverse effect on the Servicer and its subsidiaries considered as a whole, the performance by the Servicer of its obligations under, or the validity and enforceability of, the Transaction Documents or the Notes or the tax treatment of the Issuer or the Notes.

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Section 6.2.      Liability of Servicer.

(a)            Liability for Specific Obligations. The Servicer will be liable only for its specific obligations under this Agreement. All other liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement by the Servicer. The Servicer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement.

(b)            No Liability of Others. The Servicer's obligations under this Agreement are corporate obligations. No Person will have recourse, directly or indirectly, to any member, manager, officer, director, employee or agent of the Servicer for the Servicer's obligations under this Agreement.

(c)            Legal Proceedings. The Servicer will not be required to start, pursue or participate in any legal proceeding that is not incidental to its obligations to service the Receivables under this Agreement and that in its opinion may result in liability or cause it to pay or risk funds or incur financial liability. The Servicer may in its sole discretion start or pursue any legal proceeding to protect the interests of the Noteholders or the Depositor under the Transaction Documents. The Servicer will be responsible for the fees and expenses of legal counsel and any liability resulting from the legal proceeding.

(d)            Force Majeure. The Servicer will not be responsible or liable for any failure or delay in performing its obligations under this Agreement caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, fire, flood, earthquakes, storms, hurricanes or other natural disasters or failures of mechanical, electronic or communication systems, pandemics or epidemics. The Servicer will use commercially reasonable efforts to resume performance as soon as practicable in the circumstances.

(e)            Reliance by Servicer. The Servicer may rely in good faith on the advice of counsel or on any document believed to be genuine and to have been executed by the proper party for any matters under this Agreement.

Section 6.3.      Indemnities of Servicer.

(a)            Indemnification. The Servicer will indemnify the Issuer, the Owner Trustee and the Indenture Trustee, and their officers, directors, employees and agents (each, an "Indemnified Person") for all fees, expenses, losses, damages and liabilities resulting from the Servicer's (including in its capacity as Custodian) willful misconduct, bad faith or negligence in performing its obligations under the Transaction Documents (including the fees and expenses of defending themselves against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by the Indemnified Person to enforce the Servicer's indemnification obligations).

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(b)            Proceedings. If an Indemnified Person receives notice of a proceeding against it, the Indemnified Person will, if a claim will be made against the Servicer under this Section 6.3, promptly notify the Servicer of the proceeding. The Servicer may participate in and assume the defense and settlement of a proceeding at its expense. If the Servicer notifies the Indemnified Person of its intention to assume the defense of the proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Servicer assumes the defense of the proceeding in a manner reasonably satisfactory to the Indemnified Person, the Servicer will not be liable for fees and expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Servicer and the Indemnified Person. If there is a conflict, the Servicer will pay the reasonable fees and expenses of separate counsel to the Indemnified Person. No settlement of a proceeding may be made without the approval of the Servicer and the Indemnified Person, which approval will not be unreasonably withheld.

(c)            Survival of Obligations. The Servicer's obligations under this Section 6.3, for the period it was the Servicer, will survive the Servicer's resignation or termination, the termination of this Agreement, the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of the Issuer.

(d)            Repayment. If the Servicer makes a payment to an Indemnified Person under this Section 6.3 and the Indemnified Person later collects from others any amounts for which the payment was made, the Indemnified Person will promptly repay those amounts to the Servicer.

Section 6.4.      Delegation and Contracting. The Servicer and the Custodian may not delegate to any Person its obligations under this Agreement without the consent of the Issuer. However, no notice or consent will be required for any delegation if Ford Credit is the Servicer or the Custodian. The Servicer or the Custodian may contract with other Persons to perform its obligations under this Agreement. No delegation or contracting will relieve the Servicer or the Custodian of its responsibilities, and the Servicer will remain responsible for those obligations. The Servicer or the Custodian will be responsible for the fees of its delegates and contractors.

Section 6.5.      Servicer May Own Notes. The Servicer and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes with the same rights as it would have if it were not the Servicer or an Affiliate of the Servicer, except as otherwise stated in any Transaction Document.

ARTICLE VII
SERVICER RESIGNATION AND TERMINATION; SUCCESSOR SERVICER

Section 7.1.      No Resignation. The Servicer will not resign as Servicer under this Agreement unless it determines it is legally unable to perform its obligations under this Agreement. The Servicer will notify the Issuer, the Owner Trustee and the Indenture Trustee of its resignation as soon as practicable after it determines it is required to resign, together with an Opinion of Counsel supporting its determination. The Issuer will promptly notify the Rating Agencies of any resignation of the Servicer.

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Section 7.2.      Servicer Termination Events.

(a)            Servicer Termination Events. The following events will each be a "Servicer Termination Event":

(i)            the Servicer fails to deliver to the Owner Trustee or the Indenture Trustee any proceeds or payment required to be delivered under this Agreement and that failure continues for five Business Days after the earlier of the date (A) the Servicer receives notice of the failure from the Owner Trustee or the Indenture Trustee or (B) a Responsible Person of the Servicer has knowledge of the failure, unless:

(1)	(A) the failure is caused by an event outside the Servicer's control that the Servicer could not have avoided through the exercise of commercially reasonable efforts, (B) the failure does not continue for more than ten Business Days after the earlier of the date the Servicer receives notice of the failure from the Owner Trustee or the Indenture Trustee or a Responsible Person of the Servicer has knowledge of the failure, (C) during the period the Servicer uses all commercially reasonable efforts to perform its obligations under this Agreement and (D) the Servicer promptly notifies the Owner Trustee, the Indenture Trustee, the Depositor and the Noteholders of the failure, including a description of the Servicer's efforts to correct the failure; or

(2)	(A) the failure would not reasonably be expected to, or after investigation and quantification does not, result in a failure to pay or deposit an amount greater than 0.05% of the Note Balance of the Notes, and (B) the failure does not continue for more than (i) if the Servicer's long-term debt is rated investment grade by all Rating Agencies, 90 days after the Servicer receives notice of the failure or a Responsible Person of the Servicer has knowledge of the failure or (ii) if the Servicer's long-term debt is not so rated, 90 days after the failure;

(ii)            the Servicer (including in its capacity as Custodian) fails to observe or to perform in any material respect any other obligation under this Agreement and that failure has a material adverse effect on the rights of the Noteholders and continues for 90 days after the Servicer receives notice of the failure from the Owner Trustee, the Indenture Trustee or the Noteholders of at least 25% of the Note Balance of the Controlling Class; or

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(iii)            an Insolvency Event of the Servicer occurs.

(b)            Notice of Servicer Termination Event. The Servicer will notify the Issuer, the Owner Trustee and the Indenture Trustee of any Servicer Termination Event or any event that with the giving of notice or passage of time, or both, would become a Servicer Termination Event, no later than five Business Days after a Responsible Person of the Servicer has knowledge of the event. If a Servicer Termination Event occurs, the Issuer will promptly notify the Rating Agencies.

(c)            Removal. If a Servicer Termination Event occurs and is continuing, the Indenture Trustee may and, if directed by the Noteholders of a majority of the Note Balance of the Controlling Class, must remove the Servicer and terminate its rights and obligations under this Agreement by notifying the Servicer, the Issuer, the Owner Trustee and the Secured Parties. The notice of termination will state the date the termination will be effective. On receipt of the notice, the Issuer will promptly notify the Rating Agencies and the Asset Representations Reviewer and the Owner Trustee will promptly notify the holder of the Residual Interest.

(d)            Waiver of Servicer Termination Events. The Noteholders of a majority of the Note Balance of the Controlling Class or, if no Notes are Outstanding, the Owner Trustee, at the direction of the holder of the Residual Interest, may direct the Indenture Trustee to waive a Servicer Termination Event, except failure to make required deposits to or payment from any of the Bank Accounts, and its consequences. On any waiver, the Servicer Termination Event will be considered not to have occurred. No waiver will extend to any other Servicer Termination Event or impair a right relating to any other Servicer Termination Event. The Issuer will promptly notify the Rating Agencies of any waiver.

Section 7.3.      Continue to Perform. If the Servicer resigns under Section 7.1, it will continue to perform its obligations as Servicer under this Agreement until the earlier of (a) the Indenture Trustee or a successor Servicer accepting its engagement as Servicer under Section 7.4 or (b) the date the Servicer is legally unable to act as Servicer. If the Servicer is terminated under this Agreement, it will continue to perform its obligations as Servicer under this Agreement until the date stated in the notice of termination.

Section 7.4.      Successor Servicer.

(a)            Engagement of Successor Servicer; Indenture Trustee to Act.

(i)            If the Servicer resigns or is terminated under this Agreement, the Indenture Trustee will promptly engage an institution having a net worth of not less than $50,000,000 whose regular business includes the servicing of motor vehicle receivables, as the successor to the Servicer under this Agreement and successor to the Administrator under Section 3.5 of the Administration Agreement.

(ii)            If no Person has accepted the engagement as successor Servicer when the Servicer stops performing its obligations, the Indenture Trustee, without further action, will be automatically appointed the successor Servicer. If the Indenture Trustee becomes the successor Servicer, (A) it will do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, Article VI of the Indenture will be inapplicable to the Indenture Trustee as successor Servicer and (B) may appoint as Servicer any one of its Affiliates, but the Indenture Trustee, in its capacity as successor Servicer, will be liable for the actions and omissions of the Affiliate. If the Indenture Trustee is unwilling or legally unable to act as successor Servicer, it will appoint, or petition a court of competent jurisdiction to appoint, an institution having a net worth of not less than $50,000,000 whose regular business includes the servicing of motor vehicle receivables, as successor to the Servicer under this Agreement. The Indenture Trustee will be released from its obligations as successor Servicer on the date that a new Servicer accepts its engagement as successor Servicer.

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(b)            Acceptance of Engagement. The successor Servicer will accept its engagement by assuming the Servicer's obligations under this Agreement or entering into an amendment to this Agreement or a new servicing agreement on substantially the same terms as this Agreement, in a form acceptable to the Owner Trustee and the Indenture Trustee. The successor Servicer will deliver a copy of the assumption, amendment or new servicing agreement to the other parties and the Indenture Trustee. The successor Servicer will accept its engagement as Administrator according to Section 3.5 of the Administration Agreement. Promptly following a successor Servicer's acceptance of its engagement, the Indenture Trustee will notify the Issuer, the Owner Trustee and the Secured Parties of the engagement. On receipt of a notice of engagement, the Issuer will promptly notify the Rating Agencies and the Asset Representations Reviewer and the Owner Trustee will promptly notify the holder of the Residual Interest.

(c)            Compensation of Successor Servicer. The Indenture Trustee may make arrangements for the compensation of the successor Servicer out of Collections as it and the successor Servicer may agree. No compensation will exceed the amount paid to the predecessor Servicer under this Agreement.

(d)            Transfer of Authority. On the effective date of the Servicer's resignation or termination or the later date that the Servicer stops performing its obligations, all rights and obligations of the Servicer under this Agreement and of the Administrator under the Administration Agreement will become the rights and obligations of the successor Servicer, including as successor Administrator.

(e)            Authority of Issuer and Indenture Trustee. The Issuer and the Indenture Trustee are authorized to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents, and to do all other acts or things necessary or advisable to effect the termination and replacement of the Servicer.

Section 7.5.      Transition of Servicing.

(a)            Cooperation on Termination. On its resignation or termination, the Servicer will cooperate with the Issuer, the Owner Trustee, the Indenture Trustee and the successor Servicer in effecting (i) the termination of its rights and obligations under this Agreement and (ii) an orderly transition of such rights and obligations to the successor Servicer.

(b)            Transfer of Cash, Receivable Files and Records. As soon as practicable after the effective date of its resignation or termination, the predecessor Servicer will (i) transfer to the successor Servicer all funds relating to the Receivables that are held or later received by the predecessor Servicer and (ii) deliver to the successor Servicer the Receivable Files and the accounts and records maintained by the Servicer. The Servicer will not be obligated to provide, license or assign its processes, procedures, models, servicing software or other applications to any successor Servicer or any third party, or provide anything covered by a restriction on transfer or assignment or a confidentiality agreement.

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(c)            Expenses of Servicing Transition. All reasonable expenses incurred by the Issuer, the Owner Trustee, the Indenture Trustee and the successor Servicer in connection with (i) the transition of servicing rights and obligations to the successor Servicer and (ii) amending this Agreement or entering into an assumption agreement or new agreement to reflect a succession of the Servicer will be paid by the resigning or terminated Servicer on receipt of an invoice in reasonable detail.

Section 7.6.      Merger, Consolidation, Succession and Assignment. Any Person (a) into which the Servicer is merged or consolidated, (b) resulting from a merger or consolidation to which the Servicer is a party, (c) succeeding to the Servicer's business or (d) that is an Affiliate of the Servicer to whom the Servicer has assigned this Agreement, will be the successor to the Servicer under this Agreement. Within 15 Business Days after the merger, consolidation, succession or assignment, such Person will (i) execute an agreement to assume the Servicer's obligations under this Agreement and each Transaction Document to which the Servicer is a party (unless the assumption happens by operation of law), (ii) deliver to the Issuer, the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that the merger, consolidation, succession or assignment and the assumption agreement comply with this Section 7.6, (iii) deliver to the Issuer, the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that the security interest in favor of the Issuer in the Sold Property and the Indenture Trustee in the Collateral is or will be perfected and (iv) notify the Rating Agencies of the merger, consolidation, succession or assignment.

ARTICLE VIII
TERMINATION

Section 8.1.      Clean-Up Call.

(a)            Clean-up Call Option. If the Pool Balance is equal to or less than 10% of the Initial Pool Balance on the last day of any Collection Period, the Servicer has the option to purchase the Sold Property (other than the amounts in or invested in Permitted Investments maturing on or before the following Payment Date in the Bank Accounts) on the related Payment Date. The Servicer may exercise its option to purchase the Sold Property by (i) notifying the Indenture Trustee, the Owner Trustee and the Rating Agencies at least ten days before the Payment Date related to the Collection Period and (ii) depositing in the Collection Account the purchase price for the Sold Property equal to the aggregate Principal Balance of the Receivables as of the last day of the prior Collection Period on the Business Day before the Payment Date (or, with satisfaction of the Rating Agency Condition, on the Payment Date) related to the Collection Period. However, the Servicer may not purchase the Sold Property unless the sum of (i) the purchase price, (ii) the Collections in the Collection Account for the Collection Period and (iii) any Purchase Amounts paid by the Depositor or the Servicer for the Collection Period is greater than or equal to the sum of (A) the Note Redemption Price for the Notes and (B) all other amounts payable by the Issuer under the Transaction Documents.

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(b)            Sale and Assignment to Servicer. When the purchase price for the Sold Property is included in Available Funds for the Payment Date, the Issuer will be deemed to have sold and assigned to the Servicer as of the last day of the prior Collection Period all of the Issuer's right, title and interest in and to the Sold Property, including the Receivables and all security and documents relating to the Receivables. The sale will not require any action by the Issuer and will be without recourse, representation or warranty by the Issuer except the representation that the Issuer owns the Receivables free and clear of any Lien, other than Permitted Liens. After the sale, the Servicer will mark its receivables systems to indicate that any receivables purchased under Section 8.1(a) are no longer Receivables, file UCC termination statements or take any other action necessary or advisable to evidence the transfer of ownership of the Receivables free from any Lien of the Issuer or the Indenture Trustee. The Issuer, the Owner Trustee or the Indenture Trustee will execute the documents required or reasonably requested by the Servicer to effect the transfer.

Section 8.2.      Termination. This Agreement will terminate on the earlier to occur of (a) the last remaining Receivable is paid in full, settled, sold or charged off and any amounts received are applied or (b) the Issuer is terminated under Section 8.1 of the Trust Agreement.

ARTICLE IX
OTHER AGREEMENTS

Section 9.1.      Financing Statements.

(a)            Filing of Financing Statements. The Depositor will file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices necessary to perfect the Issuer's interest in the Sold Property. The Depositor will promptly deliver to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.

(b)            Issuer and Indenture Trustee Authorized to File Financing Statements. The Depositor authorizes the Issuer and the Indenture Trustee to file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices as the Issuer or the Indenture Trustee may determine are necessary or advisable to perfect the Issuer's interest in the Sold Property. The financing and continuation statements may describe the Sold Property as the Issuer or the Indenture Trustee may reasonably determine to perfect the Issuer's interest in the Sold Property. The Issuer or the Indenture Trustee will promptly deliver to the Depositor file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.

(c)            Relocation of Depositor. The Depositor will notify the Owner Trustee and the Indenture Trustee at least ten days before a relocation of its chief executive office or change in its corporate structure, form of organization or jurisdiction of organization if it could require the filing of a new financing statement or amendment under Section 9-307 of the UCC. The Depositor will promptly file new financing statements or amendments to all previously filed financing statements or amendments. The Depositor will maintain its chief executive office within the United States and will maintain its jurisdiction of organization in only one State.

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(d)            Change of Depositor's Name. The Depositor will notify the Owner Trustee and the Indenture Trustee at least ten days before any change in the Depositor's name that could make a financing statement filed under this Section 9.1 seriously misleading under Section 9-506 of the UCC. The Depositor will promptly file amendments to all previously filed financing statements.

Section 9.2.      No Sale or Lien by Depositor. Except for the sale and assignment under this Agreement, the Depositor will not sell or assign any Sold Property to another Person or Grant or allow a Lien on an interest in any Sold Property. The Depositor will defend the Issuer's interest in the Sold Property against claims of third parties claiming through the Depositor.

Section 9.3.      Expenses. The Depositor will pay the expenses to perform its obligations under this Agreement and the Issuer's and the Indenture Trustee's reasonable expenses to perfect the Issuer's interest in the Sold Property and to enforce the Depositor's obligations under this Agreement.

Section 9.4.      Receivables Information.

(a)            Servicer's Receivables Systems. On and after the Closing Date, until a Receivable has been paid in full or repurchased, the Servicer will mark its receivables systems to indicate clearly that the Receivable is owned by the Issuer and has been pledged to the Indenture Trustee under the Indenture.

(b)            List of Receivables. If requested by the Owner Trustee or the Indenture Trustee, the Servicer will furnish a list of Receivables (by contract number) to the Owner Trustee and the Indenture Trustee.

Section 9.5.      Regulation RR Risk Retention. Ford Credit, as Sponsor, and the Depositor agree that (i) Ford Credit will cause the Depositor to, and the Depositor will, retain the Residual Interest on the Closing Date and (ii) Ford Credit will not permit the Depositor to, and the Depositor will not, sell, transfer, finance or hedge the Residual Interest except as permitted by Regulation RR.

Section 9.6.      No Petition. The parties agree that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Depositor or (ii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 9.6 will survive the termination of this Agreement.

Section 9.7.      Limited Recourse. Each party agrees that any claim that it may seek to enforce against the Depositor or the Issuer under this Agreement is limited to the Sold Property only and is not a claim against the Depositor's or the Issuer's assets as a whole or against assets other than the Sold Property. This Section 9.7 will survive the termination of this Agreement.

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Section 9.8.      Limitation of Liability.

(a)            Owner Trustee. This Agreement has been signed on behalf of the Issuer by U.S. Bank Trust National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer. In no event will U.S. Bank Trust National Association in its individual capacity or a beneficial owner of the Issuer be liable for the representations, warranties, covenants, agreements or other obligations of the Issuer under this Agreement. For all purposes under this Agreement, the Owner Trustee is subject to, and entitled to the benefits of, the Trust Agreement. Neither the Issuer nor the Owner Trustee will have any liability for any act or failure to act of the Servicer, including any action taken under a power of attorney given under this Agreement.

(b)            Indenture Trustee. In performing its obligations under this Agreement, the Indenture Trustee is subject to, and entitled to the benefits of, the Indenture. The Indenture Trustee will not have any liability for any act or failure to act of the Servicer.

Section 9.9.      Tax Treatment of Notes. Each of the Depositor and the Servicer agree to treat the Notes as indebtedness for U.S. federal, State and local income and franchise tax purposes.

ARTICLE X
MISCELLANEOUS

Section 10.1.      Amendments.

(a)            Amendments to Clarify and Correct Errors and Defects. The parties may amend this Agreement to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or any prospectus or offering memorandum related to the Notes, in each case, without the consent of the Noteholders or any other Person.

(b)            Other Amendments. The parties may amend this Agreement to add, change or eliminate terms of this Agreement if:

(i)            the Depositor, the Servicer or the Issuer delivers an Officer's Certificate to the Indenture Trustee and the Owner Trustee stating that the amendment will not have a material adverse effect on the Noteholders or, if such Officer's Certificate is not or cannot be delivered, the consent of the Noteholders of a majority of the Note Balance of each Class of the Notes Outstanding (with each Class voting separately, except that all Noteholders of the Class A Notes will vote together as a single class) is received;

(ii)            the Depositor, the Servicer or the Issuer delivers an Opinion of Counsel to the Indenture Trustee and the Owner Trustee stating that the amendment will not (A) cause any Note to be deemed sold or exchanged for purposes of Section 1001 of the Code, (B) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (C) adversely affect the treatment of the Notes as debt for U.S. federal income tax purposes or, if such Opinion of Counsel is not or cannot be delivered, the consent of the Noteholders of a majority of the Note Balance of each Class of the Notes Outstanding (with each Class voting separately, except that all Noteholders of the Class A Notes will vote together as a single class) is received;

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(iii)            the consent of the Indenture Trustee is received if the amendment has a material adverse effect on the rights or obligations of the Indenture Trustee; and

(iv)            the consent of the Owner Trustee is received if the amendment has a material adverse effect on the rights and obligations of the Owner Trustee.

(c)            Amendments Requiring Consent of all Affected Noteholders. No amendment to this Agreement may, without the consent of all affected Noteholders, (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, Collections or distributions that are required to be made to the Secured Parties, (ii) change the terms on which the Servicer may exercise its option to purchase the Sold Property under Section 8.1, (iii) reduce the percentage of the Note Balance of the Notes required to consent to any amendment or (iv) change the Specified Reserve Balance.

(d)            Opinion of Counsel. Before executing any amendment to this Agreement, the Owner Trustee and the Indenture Trustee may request, and the Depositor will deliver, an Opinion of Counsel stating that the execution of the amendment is permitted by this Agreement.

(e)            Notice of Amendments. The Servicer or the Administrator will notify the Rating Agencies in advance of any amendment. Promptly after the execution of an amendment, the Depositor will deliver a copy of the amendment to the Indenture Trustee and the Rating Agencies, and the Indenture Trustee will notify the Noteholders of the substance of the amendment.

Section 10.2.      Assignment; Benefit of Agreement; Third-Party Beneficiary.

(a)            Assignment. Except as stated in Sections 5.3, 7.4 and 7.6, this Agreement may not be assigned by the Depositor or the Servicer without the consent of the Owner Trustee, the Indenture Trustee, the holder of the Residual Interest and the Noteholders of at least 66-2/3% of the Note Balance of the Notes.

(b)            Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Owner Trustee and the Indenture Trustee, for the benefit of the Secured Parties, will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Depositor and the Servicer. No other Person will have any right or obligation under this Agreement.

Section 10.3.      Notices.

(a)            Notices to Parties. All notices, requests, directions, consents, waivers or other communications to or from the parties must be in writing and will be considered received by the recipient:

(i)            for overnight mail, on delivery or, for registered first class mail, postage prepaid, three days after deposit in the mail properly addressed to the recipient;

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(ii)            for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)            for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)            for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.

(b)            Notice Addresses. A notice, request, direction, consent, waiver or other communication must be addressed to the recipient at its address stated in Schedule B, which address the party may change by notifying the other parties.

(c)            Notices to Noteholders. Notices to a Noteholder will be considered received by the Noteholder:

(i)            for Definitive Notes, for overnight mail, on delivery or, for registered first class mail, postage prepaid, three days after deposit in the mail properly addressed to the Noteholder at its address in the Note Register; or

(ii)            for Book-Entry Notes, when delivered under the procedures of the Clearing Agency, whether or not the Noteholder actually receives the notice.

Section 10.4.      Agent for Service.

(a)            Depositor. The agent for service of the Depositor for this Agreement will be the person holding the office of corporate Secretary of the Depositor at the following address:

Ford Credit Auto Receivables Two LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company, WHQ

Suite 1038, Office of General Counsel

Dearborn, Michigan 48126

(b)            Servicer. The agent for service of the Servicer for this Agreement will be the person holding the office of corporate Secretary of the Servicer at the following address:

Ford Motor Credit Company LLC

c/o Ford Motor Company, WHQ

Suite 1038, Office of General Counsel

Dearborn, Michigan 48126

Section 10.5.      GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

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Section 10.6.            Submission to Jurisdiction. Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

Section 10.7.            WAIVER OF JURY TRIAL. Each party irrevocably waives, to the fullest extent permitted by law, THE right to trial by jury in legal proceedingS relating to this agreement.

Section 10.8.            No Waiver; Remedies. No party's failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 10.9.            Severability. If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 10.10.          Headings. The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 10.11.          Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Intentionally Left Blank]

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EXECUTED BY:
FORD CREDIT AUTO RECEIVABLES TWO LLC,
as Depositor

By:
		Name:	Ryan Hershberger
		Title:	President and Assistant Treasurer

FORD CREDIT AUTO OWNER TRUST 2023-B,
as Issuer

	By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee of Ford Credit Auto Owner Trust 2023-B

By:
Name:
Title:

FORD MOTOR CREDIT COMPANY LLC,
as Servicer

By:
		Name:	Ryan Hershberger
		Title:	Assistant Treasurer

[Signature Page to Sale and Servicing Agreement]

AGREED AND ACCEPTED BY:

THE BANK OF NEW YORK MELLON,
not in its individual capacity
but solely as Indenture Trustee

By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Owner Trustee

By:
Name:
Title:

FORD MOTOR CREDIT COMPANY LLC,
as Custodian

By:
	Name:	Ryan Hershberger
	Title:	Assistant Treasurer

[Signature Page to Sale and Servicing Agreement]

Schedule A

Schedule of Receivables

On File With Indenture Trustee at Closing

SA-1

Schedule B

Notice Addresses

1.	If to Ford Credit, in its individual capacity or as Sponsor, Servicer, Custodian or Administrator:

Ford Motor Credit Company LLC

World Headquarters, Suite 802

One American Road

Dearborn, Michigan 48126

Attention: Securitization Operations Manager

Telephone: (313) 206-7860

Email: FDSecops@ford.com

With a copy to:

Ford Motor Credit Company LLC
c/o Ford Motor Company

One American Road

Suite 1038

Dearborn, Michigan 48126

Attention: Office of General Counsel

Fax: (313) 337-9591
Email: notice@ford.com

2.             If to the Depositor:

Ford Credit Auto Receivables Two LLC

c/o Ford Motor Company

World Headquarters, Suite 802

One American Road

Dearborn, Michigan 48126

Attention: Ford Credit SPE Management Office

Telephone: (313) 594-3495

Email: FSPEMgt@ford.com

With a copy to:

Ford Motor Credit Company LLC

c/o Ford Motor Company

One American Road

Suite 1038

Dearborn, Michigan 48126

Attention: Office of General Counsel

Fax: (313) 337-9591
Email: notice@ford.com

3.             If to the Issuer:

c/o the Owner Trustee at the Corporate Trust Office of the Owner Trustee

With copies to:

Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802

One American Road

Dearborn, Michigan 48126

Attention: Ford Credit SPE Management Office

Telephone: (313) 594-3495

Email: FSPEMgt@ford.com

and

Ford Motor Credit Company LLC

c/o Ford Motor Company

One American Road

Suite 1038

Dearborn, Michigan 48126

Attention: Office of General Counsel

Fax: (313) 337-9591

Email: notice@ford.com

4.             If to the Owner Trustee, at the Corporate Trust Office of the Owner Trustee

5.	If to the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee;

6.             If to the Asset Representations Reviewer:

Clayton Fixed Income Services LLC
720 S. Colorado Blvd., Suite 200
Glendale, Colorado 80246
Attention: Legal Department
Email: ARRNotices@clayton.com
Telephone: (877) 516-8121

With a copy to:

Email: legal@covius.com

7.             If to Fitch:

Fitch Ratings, Inc.

33 Whitehall Street

New York, New York 10004

Attention: Asset Backed Surveillance

Telephone: (212) 908-0500

Fax: (212) 514-9897

8.             If to Standard & Poor's:

S&P Global Ratings, a Standard
& Poor's Financial Services LLC Business

55 Water Street

New York, New York 10041

Attention: Asset Backed Surveillance Department

Telephone: (212) 438-1000

Fax: (212) 438-2649

Appendix A

Usage and Definitions

Ford Credit Auto Owner Trust 2023-B

Usage

The following usage rules apply to this Appendix, any document that incorporates this Appendix and any document delivered under any such document:

(a)            The term "document" includes any document, agreement, instrument, certificate, notice, report, statement or other writing, whether in electronic or physical form.

(b)            Accounting terms not defined or not completely defined in this Appendix will have the meanings given to them under generally accepted accounting principles, international financial reporting standards or other applicable accounting principles in effect in the United States on the date of the document that incorporates this Appendix.

(c)            References to "Article," "Section," "Exhibit," "Schedule," "Appendix" or another subdivision of or to an attachment are, unless otherwise stated, to an article, section, exhibit, schedule, appendix or subdivision of or an attachment to the document in which the reference appears.

(d)            Any document defined or referred to in this Appendix or in any document that incorporates this Appendix means the document as amended, modified, supplemented, restated or replaced, including by waiver or consent, and includes all attachments to and instruments incorporated in the document.

(e)            Any statute defined or referred to in this Appendix or in any document that incorporates this Appendix means the statute as amended, modified, supplemented, restated or replaced, including by succession of comparable successor statute, and includes any rules and regulations under the statute and any judicial and administrative interpretations of the statute.

(f)            References to "law" or "applicable law" in this Appendix or in any document that incorporates this Appendix include all rules and regulations enacted under such law.

(g)            The calculation of any amount as of the Cutoff Date will be determined as of the open of business on that day before the application or processing of any funds, payments and other transactions on that day. The calculation of any amount for any other day will be determined, unless otherwise stated, as of the close of business on that day after the application or processing of any funds, payments and other transactions on that day.

(h)            References to deposits, transfers and payments of any funds refer to deposits, transfers or payments of such funds in immediately available funds.

(i)            The terms defined in this Appendix apply to the singular and plural forms of those terms and may be used as nouns or verbs. Terms defined in the present tense may be used in the past or future tense.

(j)            The term "including" means "including without limitation."

(k)            References to a Person are also to its permitted successors and assigns, whether in its individual or representative capacity.

(l)            In the computation of periods of time from one date to or through a later date, the word "from" means "from and including," the word "to" means "to but excluding," and the word "through" means "to and including."

(m)            Except where "not less than zero" or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

(n)            References to a month, quarter or year are, unless otherwise stated, to a calendar month, calendar quarter or calendar year.

(o)            No Person will be deemed to have "knowledge" of a particular event or occurrence for purposes of any document that incorporates this Appendix, unless either (i) a Responsible Person of the Person has actual knowledge of the event or occurrence or (ii) the Person has received notice of the event or occurrence according to any Transaction Document.

Definitions

"Account Control Agreement" means the Account Control Agreement, dated as of the Cutoff Date, among the Issuer, as grantor, the Indenture Trustee, as secured party, and The Bank of New York Mellon, in its capacity as both a "securities intermediary" as defined in Section 8-102 of the UCC and a "bank" as defined in Section 9-102 of the UCC.

"Accrued Note Interest" means, for a Class and a Payment Date, the sum of the Note Monthly Interest and the Note Interest Shortfall.

"Adjusted Pool Balance" means, on the Closing Date, an amount equal to:

(a)	the Initial Pool Balance; minus

(b)	the Yield Supplement Overcollateralization Amount for the Closing Date;

and means, on a Payment Date, an amount (not less than zero) equal to:

(a)	the Pool Balance as of the last day of the prior Collection Period; minus

(b)	the Yield Supplement Overcollateralization Amount for the Payment Date.

"Administration Agreement" means the Administration Agreement, dated as of the Cutoff Date, between the Administrator and the Issuer.

"Administrator" means Ford Credit, in its capacity as administrator under the Administration Agreement.

"ADR Organization" means The American Arbitration Association or, if The American Arbitration Association no longer exists or if its ADR Rules would no longer permit mediation or arbitration, as applicable, of the dispute, another nationally recognized mediation or arbitration organization selected by the Sponsor.

"ADR Rules" means the relevant rules of the ADR Organization for mediation (including non-binding arbitration) or binding arbitration, as applicable, of commercial disputes in effect at the time of the mediation or arbitration.

"Affiliate" means, for a specified Person, another Person controlling, controlled by or under common control with the specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of the Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"Amount Financed" means, for a Receivable, the amount of credit provided to the Obligor for the purchase of the Financed Vehicle, the purchase of service contracts, insurance and similar products, the payment of outstanding balances on turn-in and trade-in vehicles and the payment of other related fees and charges.

"Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the Receivable or in any federal Truth In Lending Act correction notice related to the Receivable.

"Applicable Tax State" means the State in which the Owner Trustee maintains its Corporate Trust Office, the State in which the Owner Trustee maintains its principal executive offices and the State of Michigan.

"Asset Representations Review Agreement" means the Asset Representations Review Agreement, dated as of the Cutoff Date, among the Issuer, the Servicer and the Asset Representations Reviewer.

"Asset Representations Reviewer" means Clayton Fixed Income Services LLC, a Delaware limited liability company.

"Authenticating Agent" has the meaning stated in Section 2.14(a) of the Indenture.

"Available Funds" means, for a Payment Date, the sum of the following amounts for the Payment Date:

(a)	Collections for the related Collection Period in the Collection Account; plus

(b)	Purchase Amounts received on Receivables that became Purchased Receivables during the related Collection Period; plus

(c)	any amounts deposited by the Servicer to purchase the Trust Property on the Payment Date under Section 8.1 of the Sale and Servicing Agreement; plus

(d)	the Reserve Account Draw Amount.

"Bank Accounts" means the Reserve Account and the Collection Account.

"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. 101 et seq.

"Benchmark" means (a) initially, SOFR and (b) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, the applicable Benchmark Replacement.

"Benchmark Determination Date" means (a) if the Benchmark is SOFR, the SOFR Determination Date and (b) if the Benchmark is any other rate, the date determined by the Issuer according to Section 3.19(c)(ii) of the Indenture.

"Benchmark Replacement" means the first alternative set forth in the order below that can be determined by the Issuer as of the Benchmark Replacement Date:

(a)	the sum of (i) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment; or

(b)	the sum of (i) the alternate rate of interest that has been selected by the Issuer in its reasonable discretion as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment.

"Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be determined by the Issuer as of the Benchmark Replacement Date:

(a)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; or

(b)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected by the Issuer in its reasonable discretion for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement.

"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of "Benchmark Determination Date," "Interest Period," and "Reference Time," the timing and frequency of determining rates, the process of making payments of interest, rounding of amounts or tenors and other administrative matters) that the Issuer decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer determines is reasonably necessary).

"Benchmark Replacement Date" means:

(a)	in the case of clause (a) or (b) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(b)	in the case of clause (c) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on a Benchmark Determination Date, but earlier than the Reference Time for that Benchmark Determination Date, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(b)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(c)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative of the underlying market or economic reality or may no longer be used.

"Book-Entry Note" means a beneficial interest in any of the Notes issued in book-entry form under Section 2.12 of the Indenture.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or the State of Delaware are authorized or obligated by law or executive order to close.

"Calculation Agent" has the meaning stated in Section 3.19 of the Indenture.

"Certificate of Trust" means the Certificate of Trust of Ford Credit Auto Owner Trust 2023-B.

"Class" means the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes or the Class C Notes, as applicable.

"Class A Notes" means the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes.

"Class A-1 Notes" means the $350,000,000 Class A-1 5.517% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

"Class A-2 Notes" means the Class A-2a Notes and the Class A-2b Notes, collectively.

"Class A-2a Notes" means the $350,000,000 Class A-2a 5.57% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

"Class A-2b Notes" means the $250,000,000 Class A-2b Floating Rate Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

"Class A-3 Notes" means the $479,000,000 Class A-3 5.23% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

"Class A-4 Notes" means the $71,000,000 Class A-4 5.06% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

"Class B Notes" means the $47,330,000 Class B 5.56% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

"Class C Notes" means the $31,610,000 Class C 5.71% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A to the Indenture.

"Clearing Agency" means an organization registered as a "clearing agency" under Section 17A of the Exchange Act.

"Closing Date" means June 26, 2023.

"Code" means the Internal Revenue Code of 1986.

"Collateral" means (a) the Trust Property, (b) all present and future claims, demands, causes of action and choses in action relating to the property described above and (c) all payments on or under and all proceeds of the property described above.

"Collection Account" means the account or accounts established under Section 4.1(a) of the Sale and Servicing Agreement.

"Collection Period" means each month, starting with the Cutoff Date. For a Payment Date, the related Collection Period means the Collection Period before the Payment Date. For purposes of determining the Principal Balance, Pool Balance or Note Pool Factor, the related Collection Period is the month in which the Principal Balance, Pool Balance or Note Pool Factor is determined.

"Collections" means, for a Collection Period, all amounts received and applied by the Servicer on the Receivables during that Collection Period, including, without duplication:

(a)	payments received from Obligors; plus

(b)	payments received on behalf of Obligors, including payments from claims on insurance companies for insurance covering the Financed Vehicles or Obligors; plus

(c)	refunds for cancelled items originally included in the Amount Financed, including service contracts, insurance and similar products; plus

(d)	Liquidation Proceeds; plus

(e)	Recoveries;

but excluding

(i)	the Supplemental Servicing Fee; plus

(ii)	amounts on any Receivable for which the Purchase Amount is included in the Available Funds for the related Payment Date.

"Controlling Class" means (a) the Outstanding Class A Notes, (b) if no Class A Notes are Outstanding, the Outstanding Class B Notes and (c) if no Class B Notes are Outstanding, the Outstanding Class C Notes.

"Corporate Trust Office" means,

(a)	for the Owner Trustee:

1011 Centre Road, Suite 203
Mail Code: EX-DE-WD2D
Delle Donne Corporate Center
Wilmington, Delaware 19805
Attention: FCAOT 2023-B
Telephone: (312) 332-7495
Email: april.lancsak@usbank.com

or at another address in the State of Delaware as the Owner Trustee may notify the Indenture Trustee, the Administrator and the Depositor, and

(b)	for the Indenture Trustee:

240 Greenwich
Floor 7 East
New York, New York 10286

Attention:	Structured Finance Services – Asset Backed Securities Ford Credit Auto Owner Trust 2023-B

Telephone: (212) 815-5331
Fax: (212) 815-8091

or at another address as the Indenture Trustee may notify the Owner Trustee and the Administrator.

"Corresponding Tenor" means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

"Custodian" means Ford Credit, in its capacity as custodian of the Receivable Files.

"Cutoff Date" means June 1, 2023.

"Dealer" means the seller of a Financed Vehicle, originator of the Receivable and seller of the Receivable to Ford Credit.

"Default" means any event that with notice or the passage of time or both would become an Event of Default.

"Definitive Notes" has the meaning stated in Section 2.13 of the Indenture.

"Delaware Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code.

"Delinquency Trigger" means, for any Collection Period, that the aggregate Principal Balance of Receivables that are more than 60 days Delinquent as a percentage of the Pool Balance as of the last day of the Collection Period exceeds (a) 0.80% for the first 12 Collection Periods following the Cutoff Date, (b) 1.50% for the next 12 Collection Periods, (c) 2.60% for the next 12 Collection Periods and (d) 4.40% for the remaining Collection Periods that the Notes are Outstanding.

"Delinquent" means a Receivable on which more than $49.99 of a scheduled payment required to be paid by the Obligor is past due.

"Depositor" means Ford Credit Auto Receivables Two LLC.

"Depository Agreement" means the letter of representations for the Notes, dated June 26, 2023 between the Issuer and The Depository Trust Company.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"Event of Default" has the meaning stated in Section 5.1(a) of the Indenture.

"Exchange Act" means the Securities Exchange Act of 1934.

"Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York, currently at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind, or at such other page as may replace such page on the website of the Federal Reserve Bank of New York.

"Final Scheduled Payment Date" means, for each Class, the Payment Date stated below:

Class	Final Scheduled Payment Date
Class A-1	July 15, 2024
Class A-2a	June 15, 2026
Class A-2b	June 15, 2026
Class A-3	May 15, 2028
Class A-4	February 15, 2029
Class B	March 15, 2029
Class C	December 15, 2030

"Financed Vehicle" means a new or used car, light truck or utility vehicle and all related accessories securing an Obligor's indebtedness under a Receivable.

"First Priority Principal Payment" means, for a Payment Date, the greater of:

(a)	an amount (not less than zero) equal to the Note Balance of the Class A Notes as of the prior Payment Date (or, for the initial Payment Date, as of the Closing Date) minus the Adjusted Pool Balance; and

(b)	on and after the Final Scheduled Payment Date of any Class A Notes, the Note Balance of the Class A Notes.

"Fitch" means Fitch Ratings, Inc.

"Floating Rate Notes" means the Class A-2b Notes.

"Ford Credit" means Ford Motor Credit Company LLC, a Delaware limited liability company.

"Grant" means to mortgage, pledge, assign and to grant a lien on and a security interest in the relevant property.

"Indemnified Person" has the meaning stated in Section 6.7(b) of the Indenture, Section 6.3(a) of the Sale and Servicing Agreement and Section 7.2(a) of the Trust Agreement, as applicable.

"Indenture" means the Indenture, dated as of the Cutoff Date, between the Issuer and the Indenture Trustee.

"Indenture Trustee" means The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as Indenture Trustee under the Indenture.

"Independent" means that the relevant Person (a) is independent of the Issuer, the Depositor and their Affiliates, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, the Depositor or their Affiliates and (c) is not an officer, employee, underwriter, trustee, partner, director or person performing similar functions of or for the Issuer, the Depositor or their Affiliates.

"Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under Section 11.3 of the Indenture, signed by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee, and stating that the signer has read the definition of "Independent" and that the signer is Independent.

"Initial Adjusted Pool Balance" means the Adjusted Pool Balance of the Receivables as of the Closing Date.

"Initial Pool Balance" means $1,719,380,848.17, the aggregate Principal Balance of the Receivables as of the Cutoff Date.

"Insolvency Event" means, for a Person, (a) the making of a general assignment for the benefit of creditors, (b) the filing of a voluntary petition in bankruptcy, (c) being adjudged bankrupt or insolvent, or having had entered against the Person an order for relief in any bankruptcy or insolvency proceeding, (d) the filing by the Person of a petition or answer seeking reorganization, liquidation, dissolution or similar relief under any law, (e) seeking, consenting to or acquiescing in the appointment of a trustee, liquidator, receiver or similar official of the Person or of all or any substantial part of the Person's assets, (f) the failure to obtain dismissal or a stay within 60 days of the start of or the filing by the Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Person in any proceeding against the Person seeking (i) reorganization, liquidation, dissolution or similar relief under any law or (ii) the appointment of a trustee, liquidator, receiver or similar official of the Person or of all or any substantial part of the Person's assets or (g) the failure by the Person generally to pay its debts as they become due.

"Interest Period" means, for a Payment Date, (a) for the Class A-1 Notes and the Class A-2b Notes, from the prior Payment Date to the Payment Date (or from the Closing Date to July 17, 2023 for the first Payment Date) and (b) for each other Class, from the 15th day of the month before the Payment Date to the 15th day of the month in which the Payment Date occurs (or from the Closing Date to July 15, 2023 for the first Payment Date).

"Investment Company Act" means the Investment Company Act of 1940.

"Issuer" means Ford Credit Auto Owner Trust 2023-B, a Delaware statutory trust.

"Issuer Order" and "Issuer Request" has the meaning stated in Section 11.3(a) of the Indenture.

"Lien" means a security interest, lien, charge, pledge or encumbrance.

"Liquidated Receivable" means a Receivable for which the Servicer has received and applied the proceeds of a sale by auction or other disposition of the Financed Vehicle.

"Liquidation Proceeds" means, for a Collection Period and a Liquidated Receivable or a Receivable that is charged off during that Collection Period, an amount equal to:

(a)	all amounts received and applied by the Servicer for the Receivable, whether allocable to interest or principal, during the Collection Period; minus

(b)	Recoveries for the Receivable; minus

(c)	any amounts paid by the Servicer for the account of the Obligor, including collection expenses and amounts paid to third parties for the repossession, transportation, reconditioning and disposition of the Financed Vehicle; minus

(d)	any amounts required by law or under the Servicing Procedures to be paid to the Obligor.

"Monthly Deposit Required Ratings" has the meaning stated in Section 4.3(b)(ii) of the Sale and Servicing Agreement.

"Monthly Investor Report" has the meaning stated in Section 3.5(a) of the Sale and Servicing Agreement.

"Moody's" means Moody's Investors Service, Inc.

"Note Balance" means, for a Note or Class, the initial aggregate principal amount of the Note or Class minus all amounts paid as principal on the Note or Class.

"Note Interest Rate" means, for each Class, the interest rate per annum stated below (except that the Note Interest Rate for any Floating Rate notes will not be less than 0.00%):

Class	Note Interest Rate
Class A-1	5.517%
Class A-2a	5.57%
Class A-2b	30-day average SOFR + 0.49%
Class A-3	5.23%
Class A-4	5.06%
Class B	5.56%
Class C	5.71%

"Note Interest Shortfall" means, for a Class and a Payment Date, an amount equal to the excess, if any, of the Accrued Note Interest for the prior Payment Date for the Class over the amount of interest that was paid to the Noteholders of that Class on the prior Payment Date, together with interest on the excess amount, to the extent lawful, at the Note Interest Rate for the Class for that Interest Period.

"Note Monthly Interest" means, for a Class and a Payment Date, the aggregate amount of interest accrued on the Note Balance of the Class at the Note Interest Rate for the Class for the related Interest Period.

"Note Owner" means, for a Book-Entry Note, the Person who is the beneficial owner of a Book-Entry Note as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with the Clearing Agency (as a direct participant or as an indirect participant, in each case according to the rules of the Clearing Agency).

"Note Paying Agent" means the Indenture Trustee and any other Person appointed as Note Paying Agent under Section 2.15 of the Indenture.

"Note Pool Factor" means, for a Class and a Payment Date, a seven-digit decimal figure equal to the Note Balance of the Class after giving effect to any payments of principal of the Class on that Payment Date divided by the initial Note Balance of the Class.

"Note Redemption Price" means, for the Redemption Date, an amount equal to the sum of:

(a)             the Note Balance as of the Redemption Date; plus

(b)             the Accrued Note Interest payable on the Redemption Date.

"Note Register" and "Note Registrar" have the meanings stated in Section 2.4 of the Indenture.

"Noteholder" means the Person in whose name a Note is registered on the Note Register.

"Notes" means the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, collectively.

"Obligor" means the purchaser or co-purchasers of the Financed Vehicle or any guarantor or other Person who owes payments under the Receivable (not including a Dealer).

"Officer's Certificate" means (a) for the Issuer, a certificate signed by a Responsible Person of the Issuer and (b) for the Depositor or the Servicer, a certificate signed by any officer of the Depositor or the Servicer, as applicable.

"Opinion of Counsel" means a written opinion of counsel which counsel is reasonably acceptable to the Indenture Trustee, the Owner Trustee and the Rating Agencies, as applicable.

"Other Assets" means any assets (other than the Trust Property) sold, assigned or conveyed or intended to be sold, assigned or conveyed by the Depositor to any Person other than the Issuer, whether by way of a sale, capital contribution, pledge or otherwise.

"Outstanding" means, as of a date, all Notes authenticated and delivered under the Indenture on or before that date except (a) Notes that have been cancelled by the Note Registrar or delivered to the Note Registrar for cancellation, (b) Notes to the extent the amount necessary to pay the Notes has been deposited with the Indenture Trustee or Note Paying Agent in trust for the Noteholders and, if those Notes are to be redeemed, notice of the redemption has been given under the Indenture and (c) Notes in exchange for or in place of which other Notes have been authenticated and delivered under the Indenture unless proof satisfactory to the Indenture Trustee is presented that the Notes are held by a bona fide purchaser. In determining whether Noteholders of the required Note Balance have made or given a request, demand, authorization, direction, notice, consent or waiver under any Transaction Document, Notes owned by the Issuer, the Depositor, the Servicer or their Affiliates will be considered not to be Outstanding. However, Notes owned by the Issuer, the Depositor, the Servicer or their Affiliates will be considered to be Outstanding if (A) no other Notes remain Outstanding or (B) the Notes have been pledged in good faith and the pledgee establishes to the reasonable satisfaction of the Indenture Trustee the pledgee's right to act for the Notes and that the pledgee is not the Issuer, the Depositor, the Servicer or their Affiliates.

"Owner Trustee" means U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

"Payment Date" means the 15th day of each month or, if not a Business Day, the next Business Day, starting in the first full month after the Closing Date. For a Collection Period, the related Payment Date means the Payment Date following the end of the Collection Period.

"Permitted Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

(a)	direct non-callable obligations of, and obligations fully guaranteed as to timely payment by, the United States;

(b)	demand deposits, time deposits, certificates of deposit or bankers' acceptances of any depository institution or trust company (i) incorporated under the laws of the United States or any State or any United States branch or agency of a foreign bank, (ii) subject to supervision and examination by federal or State banking or depository institution authorities and (iii) that at the time the investment or contractual commitment to invest is made, the commercial paper or other short-term unsecured debt obligations (other than obligations with a rating based on the credit of a Person other than the depository institution or trust company) of the depository institution or trust company have the Required Rating;

(c)	commercial paper, including asset-backed commercial paper, having, at the time the investment or contractual commitment to invest is made, the Required Rating;

(d)	investments in money market funds having, at the time the investment or contractual commitment to invest is made, a rating in the highest investment grade category from each of Fitch, if rated by Fitch, Moody's and Standard & Poor's (including funds for which the Indenture Trustee or the Owner Trustee or any of their Affiliates is investment manager or advisor);

(e)	repurchase obligations for any security that is a direct non-callable obligation of, or fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; and

(f)	any other investment that is acceptable to each Rating Agency.

"Permitted Lien" means a tax, mechanics' or other Lien that attaches by operation of law, or any security interest of the Depositor in the Purchased Property under the Receivables Purchase Agreement, the Issuer in the Sold Property under the Sale and Servicing Agreement or the Indenture Trustee in the Collateral under the Indenture.

"Person" means a legal person, including a corporation, natural person, joint venture, limited liability company, partnership, trust, business trust, association, government, a department or agency of a government or any other entity.

"Pool Balance" means, on the last day of a Collection Period, an amount equal to the aggregate Principal Balance of the Receivables as of that day, excluding Purchased Receivables.

"Principal Balance" means, for a Receivable as of the last day of a month, an amount (not less than zero) equal to:

(a)	the Amount Financed; minus

(b)	the portion of the amounts applied on or before that date allocable to principal; minus

(c)	Realized Losses (if Realized Losses are greater than zero).

"Purchase Amount" means, for a Receivable for which the Purchase Amount is to be included in Available Funds for a Payment Date, the Principal Balance of the Receivable as of the last day of the Collection Period before the related Collection Period plus 30 days of interest at the applicable APR or, if the Receivable has been charged off, an amount (not less than zero) equal to the Realized Loss on the Receivable minus any Recoveries through the last day of the Collection Period before the related Collection Period.

"Purchased Property" means (a) the Receivables, (b) all amounts received and applied on the Receivables on or after the Cutoff Date, (c) the security interests in the Financed Vehicles granted by Obligors under the Receivables and any other interest of Ford Credit in the Financed Vehicles, (d) rights to receive proceeds from claims on insurance companies for insurance covering the Financed Vehicles or Obligors, (e) recourse rights against the originating Dealer of the Receivables, (f) the Receivable Files, (g) all property securing the Receivables, (h) refunds for items originally included in the Amount Financed, including service contracts, insurance and similar products, (i) all present and future claims, demands, causes of action and choses in action relating to any of the property described above and (j) all payments on or under and all proceeds of the property described above.

"Purchased Receivable" means, for a Collection Period, a Receivable (a) purchased by the Servicer under Section 3.3 of the Sale and Servicing Agreement, (b) repurchased by the Depositor under Section 2.5 of the Sale and Servicing Agreement or (c) repurchased by Ford Credit under Section 3.4 of the Receivables Purchase Agreement, and for which, in each case, the purchase or repurchase is effective during the Collection Period and the Purchase Amount is included in Available Funds for the Payment Date following the related Payment Date.

"Qualified Institution" means (a) a bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that (i) is subject to supervision and examination by federal or State banking authorities, (ii) has a short-term deposit or debt rating of "F1" for Fitch and "A-1" from Standard & Poor's, (iii) if the institution holds any Bank Accounts other than as segregated trust accounts and the deposits are to be held in the accounts more than 30 days, has a long-term unsecured debt rating or issuer rating of at least "A" from Fitch and "AA" from Standard & Poor's and (iv) if the institution is organized under the laws of the United States, whose deposits are insured by the Federal Deposit Insurance Corporation or (b) the corporate trust department of any bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that is subject to supervision and examination by federal or State banking authorities that (i) is authorized under those laws to act as a trustee or in any other fiduciary capacity and (ii) has a long-term deposit rating of at least "A" from Fitch.

"Rating Agency" means Fitch and Standard & Poor's.

"Rating Agency Condition" means, for an action or request and a Rating Agency, the satisfaction of either of the following conditions, according to the then-current policies of the Rating Agency for that action or request:

(a)	the Rating Agency has notified the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee that the proposed action or request will not result in a downgrade or withdrawal of its then current rating on any of the Notes; or

(b)	the Issuer has given ten Business Days' prior notice to the Rating Agency and the Rating Agency has not notified the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee before the end of the ten-day period that the action will result in a downgrade or withdrawal of its then current rating on any of the Notes.

"Realized Loss" means, for a Receivable that is charged off by the Servicer, an amount equal to:

(a)	the Principal Balance of the Receivable as of the last day of the Collection Period before the Collection Period in which the Receivable is charged off; minus

(b)	any Liquidation Proceeds received in the Collection Period in which the Receivable is charged off.

"Receivable" means, for a Collection Period, a retail installment sale contract or similar contract listed on the Schedule of Receivables, excluding any contract that became a Purchased Receivable during a prior Collection Period or was a charged-off Receivable sold under Section 3.4 of the Sale and Servicing Agreement during a prior Collection Period.

"Receivable File" has the meaning stated in Section 3.12(b) of the Sale and Servicing Agreement.

"Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of the Cutoff Date, between the Sponsor and the Depositor.

"Record Date" means, for a Payment Date and a Book-Entry Note, the close of business on the day before the Payment Date and, for a Payment Date and a Definitive Note, the last day of the month before the month in which the Payment Date occurs.

"Recoveries" means, for a Receivable that has been charged off (whether or not the Receivable is a Liquidated Receivable) and a Collection Period, an amount equal to:

(a)	all amounts received and applied by the Servicer during the Collection Period for the Receivable, whether allocable to interest or principal, after the date it was charged off; minus

(b)	any amounts paid by the Servicer for the account of the Obligor, including collection expenses and amounts paid to third parties in connection with the repossession, transportation, reconditioning and disposition of the Financed Vehicle, to the extent the amounts have not been included in calculating Liquidation Proceeds for that Collection Period; minus

(c)	any amounts required by law or under the Servicing Procedures to be paid to the Obligor.

"Redemption Date" means the Payment Date stated by the Servicer for a redemption of the Notes under Section 10.1 of the Indenture.

"Reference Time" means, for an Interest Period, (a) if the Benchmark is SOFR, 3:00 p.m., New York time, on the Benchmark Determination Date, and (b) if the Benchmark is a rate other than SOFR, the time on the Benchmark Determination Date determined by the Issuer according to Section 3.19(c)(ii) of the Indenture.

"Registered Noteholder" means the Person in whose name a Note is registered on the Note Register on the Record Date.

"Regular Principal Payment" means, for a Payment Date, the greater of:

(a)	an amount (not less than zero) equal to:

(i)	the greater of (A) the Note Balance of the Class A-1 Notes as of the prior Payment Date or the Closing Date, as applicable, and (B) an amount equal to the excess of (1) the aggregate Note Balances of all Notes as of the prior Payment Date or the Closing Date, as applicable, over (2) the Pool Balance as of the last day of the prior Collection Period minus the Targeted Overcollateralization Amount; minus

(ii)	the sum of the First Priority Principal Payment and the Second Priority Principal Payment; and

(b)	on and after the Final Scheduled Payment Date of the Class C Notes, the Note Balance of the Class C Notes.

"Regulation AB" means Regulation AB under the Securities Act.

"Regulation RR" means Regulation RR under the Exchange Act (17 C.F.R. §246.1, et seq.).

"Relevant Governmental Body" means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

"Repurchase Request" has the meaning stated in Section 2.6(a) of the Sale and Servicing Agreement.

"Required Rating" means, for short-term unsecured debt obligations, a rating of (a) "F1" from Fitch and (b) "A-1" from Standard & Poor's.

"Requesting Party" has the meaning stated in Section 2.6 of the Sale and Servicing Agreement.

"Reserve Account" means the account established under Section 4.1(a) of the Sale and Servicing Agreement.

"Reserve Account Draw Amount" means, for a Payment Date, the lesser of:

(a)	an amount (not less than zero) equal to the Total Required Payment minus the Available Funds determined without regard to the Reserve Account Draw Amount; and

(b)	the amount in the Reserve Account minus any net investment earnings.

"Residual Interest" means a beneficial ownership interest in the Issuer, as recorded on the Trust Register.

"Responsible Person" means:

(a)	for the Administrator, the Depositor, the Sponsor and the Servicer, a Person designated in an Officer's Certificate of the Person or other notice signed by an officer of the Person as authorized to act for the Person;

(b)	for the Issuer, an officer in the Corporate Trust Office of the Owner Trustee, any officer of the Owner Trustee to whom any matter is referred because of the officer's knowledge of and familiarity with the matter, and a Responsible Person of the Administrator; and

(c)	for the Indenture Trustee or the Owner Trustee, an officer in the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, as applicable, including each vice president, assistant vice president, secretary, assistant secretary or other officer customarily performing functions similar to those performed by those officers listed above, having direct responsibility for the administration of the Transaction Documents and any officer of the Indenture Trustee or the Owner Trustee, as applicable, to whom any matter is referred because of the officer's knowledge of and familiarity with the matter.

"Review" has the meaning stated in the Asset Representations Review Agreement.

"Review Demand Date" means, for a Review, the date when the Indenture Trustee determines that each of (a) the Delinquency Trigger has occurred and (b) the required percentage of Noteholders has voted to direct a Review under Section 7.2 of the Indenture.

"Review Notice" means the notice from the Indenture Trustee to the Asset Representations Reviewer and the Servicer directing the Asset Representations Reviewer to perform a Review.

"Review Receivable" means, for a Review, the Receivables more than 60 days Delinquent as of the last day of the Collection Period before the Review Demand Date stated in the Review Notice.

"Review Report" has the meaning stated in the Asset Representations Review Agreement.

"Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of the Cutoff Date, among the Issuer, the Depositor and the Servicer.

"Schedule of Receivables" means the schedule or file listing the Receivables attached as Schedule A to the Receivables Purchase Agreement and Schedule A to the Sale and Servicing Agreement and the Indenture.

"Second Priority Principal Payment" means, for a Payment Date, the greater of:

(a)	an amount (not less than zero) equal to:

(i)	the aggregate Note Balances of the Class A Notes and the Class B Notes as of the prior Payment Date (or, for the initial Payment Date, as of the Closing Date); minus

(ii)	the Adjusted Pool Balance; minus

(iii)	the First Priority Principal Payment; and

(b)	on and after the Final Scheduled Payment Date of the Class B Notes, the Note Balance of the Class B Notes.

"Secured Parties" means the Noteholders.

"Securities Account" means each Bank Account subject to the terms of the Account Control Agreement.

"Securities Act" means the Securities Act of 1933.

"Servicer" means Ford Credit or any successor Servicer engaged under Section 7.4 of the Sale and Servicing Agreement.

"Servicer Termination Event" has the meaning stated in Section 7.2 of the Sale and Servicing Agreement.

"Servicing Fee" means, for a Collection Period, the fee payable to the Servicer in an amount equal to the product of:

(a)	one-twelfth of 1.0%; times

(b)	the Pool Balance as of the last day of the prior Collection Period (or the Cutoff Date for the first month).

"Servicing Procedures" means the servicing procedures of Ford Credit relating to retail installment sale contracts originated or purchased by Ford Credit as the procedures may change.

"Similar Law" means any federal, State, local or non-U.S. law or regulation that is substantially similar to Title I of ERISA or Section 4975 of the Code.

"SOFR" means, for any Interest Period, the following rate, as obtained by the Calculation Agent:

(a)	the compounded average of the secured overnight financing rate over a rolling 30-calendar day period, as such rate is published by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York's Website under "30-Day Average SOFR" at 3:00 p.m., New York time, on the SOFR Determination Date; and

(b)	if the rate does not appear on the Federal Reserve Bank of New York's Website, the rate that was published at 3:00 p.m., New York time, on the first preceding SOFR Business Day for which such rate was published on the Federal Reserve Bank of New York's Website under "30-Day Average SOFR."

"SOFR Business Day" means a business day determined in accordance with the SOFR publication calendar of the Federal Reserve Bank of New York.

"SOFR Determination Date" means the date that is two SOFR Business Days before the first day of the applicable Interest Period.

"Sold Property" means (a) the Purchased Property, (b) the Depositor's rights under the Receivables Purchase Agreement, (c) all present and future claims, demands, causes of action and choses in action relating to any of the property described above and (d) all payments on or under and all proceeds of the property described above.

"Specified Reserve Balance" means $3,947,366.14, which is at least 0.25% of the Initial Adjusted Pool Balance.

"Sponsor" means Ford Credit.

"Standard & Poor's" means S&P Global Ratings, a Standard & Poor's Financial Services LLC business.

"State" means a state or commonwealth of the United States, or the District of Columbia.

"Supplemental Servicing Fee" means, for a Collection Period, all late fees, prepayment charges, extension fees and other administrative fees or similar charges on the Receivables.

"Targeted Overcollateralization Amount" means, for a Payment Date, an amount equal to the sum of:

(a)             the Yield Supplement Overcollateralization Amount; plus

(b)             2.00% of the Initial Adjusted Pool Balance; plus

(c)	the excess, if any, of (a) 1.50% of the Pool Balance as of the last day of the prior Collection Period over (b) the Specified Reserve Balance.

"Test Fail" has the meaning stated in the Asset Representations Review Agreement.

"Total Required Payment" means, for a Payment Date, the sum of

(a)	the amount, up to a maximum of $375,000 per annum, payable to the Indenture Trustee under Section 6.7 of the Indenture and to the Owner Trustee under Sections 7.1 and 7.2 of the Trust Agreement, and for any expenses of the Issuer incurred under the Transaction Documents; plus

(b)	the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods; plus

(c)	the Accrued Note Interest for all Classes of Notes; plus

(d)	the First Priority Principal Payment; plus

(e)	the Second Priority Principal Payment; plus

(f)	on or after the Final Scheduled Payment Date of the Class C Notes, the Note Balance of the Class C Notes.

After an Event of Default and an acceleration of the Notes or an Insolvency Event or dissolution of the Depositor, until the Note Balances of each Class of Notes have been paid in full, the Total Required Payment will also include the aggregate Note Balances of all Notes.

"Transaction Documents" means the Certificate of Trust, the Trust Agreement, the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Asset Representations Review Agreement, the Depository Agreement and the Account Control Agreement.

"Trust Agreement" means the Amended and Restated Trust Agreement, dated as of the Cutoff Date, between the Depositor and the Owner Trustee.

"Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939.

"Trust Property" means (a) the Sold Property, (b) the Issuer's rights under the Transaction Documents, (c) all "security entitlements" (as defined in Section 8-102 of the UCC) relating to the Bank Accounts and the property deposited in or credited to any of the Bank Accounts, (d) all present and future claims, demands, causes of action and choses in action relating to any of the property described above and (e) all payments on or under and all proceeds of the property described above.

"Trust Register" and "Trust Registrar" have the meanings stated in Section 3.2 of the Trust Agreement.

"Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

"Underwriting Procedures" means the underwriting procedures of Ford Credit relating to retail installment sale contracts originated or purchased by Ford Credit as the procedures may change.

"UCC" means the Uniform Commercial Code as in effect in any relevant jurisdiction.

"Yield Supplement Overcollateralization Amount" means, for the Closing Date and each Payment Date, the amount stated on the Yield Supplement Overcollateralization Schedule for that date, calculated as the sum for each Receivable of the amount (not less than zero) equal to:

(a)	the future payments on the Receivable discounted to present value as of the last day of the related Collection Period (or the Cutoff Date, for the Closing Date) at the APR of the Receivable; minus

(b)	the future payments on the Receivable discounted to present value as of the last day of the related Collection Period (or the Cutoff Date, for the Closing Date) at 8.85%.

For purposes of this calculation, the future payments on each Receivable are the equal monthly payments that would reduce the Receivable's Principal Balance as of the Cutoff Date to zero on the Receivable's final scheduled payment date, at an interest rate equal to the APR of the Receivable and without any delays, defaults or prepayments.

"Yield Supplement Overcollateralization Schedule" means, for the Closing Date and each Payment Date, the following schedule:

Closing Date	$140,434,394.13	December 2026	$14,150,063.38
July 2023	135,324,195.76	January 2027	13,026,418.10
August 2023	130,319,256.89	February 2027	11,962,565.09
September 2023	125,420,575.31	March 2027	10,957,334.11
October 2023	120,628,281.02	April 2027	10,009,625.37
November 2023	115,942,362.08	May 2027	9,118,405.54
December 2023	111,362,578.27	June 2027	8,282,249.71
January 2024	106,888,997.37	July 2027	7,498,560.91
February 2024	102,521,663.43	August 2027	6,765,073.17
March 2024	98,260,123.71	September 2027	6,081,381.69
April 2024	94,103,970.61	October 2027	5,447,153.94
May 2024	90,053,466.45	November 2027	4,861,821.29
June 2024	86,108,919.26	December 2027	4,324,296.12
July 2024	82,270,428.10	January 2028	3,833,001.81
August 2024	78,538,222.24	February 2028	3,385,638.40
September 2024	74,912,446.15	March 2028	2,979,740.52
October 2024	71,392,763.92	April 2028	2,612,230.83
November 2024	67,978,015.75	May 2028	2,280,595.74
December 2024	64,667,108.20	June 2028	1,981,755.53
January 2025	61,459,281.90	July 2028	1,711,761.40
February 2025	58,354,005.98	August 2028	1,466,087.74
March 2025	55,350,612.61	September 2028	1,244,635.35
April 2025	52,448,615.65	October 2028	1,047,147.37
May 2025	49,647,891.38	November 2028	873,217.19
June 2025	46,948,340.01	December 2028	722,258.13
July 2025	44,349,620.98	January 2029	593,403.97
August 2025	41,851,267.94	February 2029	485,117.38
September 2025	39,452,834.83	March 2029	395,151.08
October 2025	37,153,542.21	April 2029	320,851.68
November 2025	34,952,610.27	May 2029	260,248.95
December 2025	32,848,986.60	June 2029	210,770.42
January 2026	30,841,658.57	July 2029	169,509.38
February 2026	28,929,316.65	August 2029	133,375.92
March 2026	27,110,326.89	September 2029	102,306.58
April 2026	25,382,139.27	October 2029	76,145.14
May 2026	23,739,382.66	November 2029	54,643.68
June 2026	22,175,315.41	December 2029	37,500.67
July 2026	20,682,405.28	January 2030	24,340.98
August 2026	19,252,652.65	February 2030	14,691.89
September 2026	17,885,123.85	March 2030	7,861.84
October 2026	16,579,150.49	April 2030	3,383.17
November 2026	15,334,241.18	May 2030	900.07

Exhibit A

Form of Monthly Investor Report

Ford Credit Auto Owner Trust 2023-B
Monthly Investor Report

Collection Period
Payment Date
Transaction Month(s)

Additional information about the structure, cashflows, defined terms and parties for this transaction can be found in the prospectus, available on the SEC website (http://www.sec.gov) under the registration number 333-258040 and at https://www.ford.com/finance/investor-center/asset-backed-securitization.

I. ORIGINAL DEAL PARAMETERS

	Dollar Amount	# of Receivables	Weighted Avg Remaining
Term at Cutoff
Initial Pool Balance

Original Securities:	Dollar Amount	Note Interest Rate	Final Scheduled Payment Date
Class A-1 Notes		%
Class A-2a Notes		%
Class A-2b Notes		%
Class A-3 Notes		%
Class A-4 Notes		%
Class B Notes		%
Class C Notes		%
Total

II. AVAILABLE FUNDS

Interest:

Interest Collections

Principal:

Principal Collections

Prepayments in Full
Liquidation Proceeds
Recoveries

Sub Total

Collections

Purchase Amounts:

Purchase Amounts Related to Principal
Purchase Amounts Related to Interest

Sub Total

Clean-up Call

Reserve Account Draw Amount

Available Funds – Total

III. DISTRIBUTIONS

Calculated Amount	Amount Paid	Shortfall	Carryover Shortfall	Remaining Available Funds

Trustee and Other Fees/Expenses
Servicing Fee
Interest – Class A-1 Notes
Interest – Class A-2a Notes
Interest – Class A-2b Notes
Interest – Class A-3 Notes
Interest – Class A-4 Notes
First Priority Principal Payment
Interest – Class B Notes
Second Priority Principal Payment
Interest – Class C Notes
Reserve Account Deposit
Regular Principal Payment
Additional Trustee and Other Fees/Expenses
Collections Released to Depositor

Total

Principal Payment:

First Priority Principal Payment
Second Priority Principal Payment
Regular Principal Payment

Total

IV. NOTEHOLDER PAYMENTS

Noteholder Principal Payments Actual Per $1,000 of Original Balance	Noteholder Interest Payments Actual Per $1,000 of Original Balance	Total Payment Actual Per $1,000 of Original Balance

Class A-1 Notes
Class A-2a Notes

Class A-2b Notes

Class A-3 Notes
Class A-4 Notes
Class B Notes
Class C Notes

Total

V. NOTE BALANCE AND POOL INFORMATION

Beginning of Period		End of Period
Balance	Note Pool Factor	Balance	Note Pool Factor

Class A-1 Notes
Class A-2a Notes
Class A-2b Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes
Class C Notes

Total

Pool Information

Weighted Average APR
Weighted Average Remaining Term
Number of Receivables Outstanding
Pool Balance
Adjusted Pool Balance (Pool Balance - YSOC Amount)
Pool Factor

VI. OVERCOLLATERALIZATION INFORMATION

Specified Reserve Balance
Yield Supplement Overcollateralization Amount
Targeted Overcollateralization Amount
Actual Overcollateralization Amount (EOP Pool Balance - EOP Note Balance)

VII. RECONCILIATION OF RESERVE ACCOUNT

Beginning Reserve Account Balance
Reserve Account Deposits Made
Reserve Account Draw Amount
Ending Reserve Account Balance
Change in Reserve Account Balance
Specified Reserve Balance

VIII. NET LOSS, DELINQUENT AND EXTENDED RECEIVABLES

# of Receivables	Amount

Current Collection Period Loss:

Realized Loss (Charge-Offs)
(Recoveries)

Net Loss for Current Collection Period

Ratio of Net Loss for Current Collection Period to Beginning of Period Pool Balance (annualized)

Prior and Current Collection Periods Average Loss:

Ratio of Net Loss to the Average Pool Balance (annualized)
Third Prior Collection Period

Second Prior Collection Period

Prior Collection Period

Current Collection Period

Four Month Average (Current and Prior Three Collection Periods)

Cumulative Loss:
Cumulative Realized Loss (Charge-Offs)

(Cumulative Recoveries)

Cumulative Net Loss for all Collection Periods

Ratio of Cumulative Net Loss for all Collection Periods to Initial Pool Balance

Average Realized Loss for Receivables that have experienced a Realized Loss
Average Net Loss for Receivables that have experienced a Realized Loss

% of EOP Pool	# of Receivables	Amount

Delinquent Receivables:

31-60 Days Delinquent
61-90 Days Delinquent
91-120 Days Delinquent
Over 120 Days Delinquent

Total Delinquent Receivables

Repossession Inventory:

Repossessed in the Current Collection Period
Total Repossessed Inventory

Number of 61+ Delinquent Receivables to EOP Number of Outstanding Receivables:
Second Prior Collection Period
Prior Collection Period
Current Collection Period
Three Month Average

Delinquency Trigger (61+ Delinquent Receivables):

Transaction Month	Trigger
1 – 12	0.80%
13 – 24	1.50%
25 – 36	2.60%
37+	4.40%

61+ Delinquent Receivables Balance to EOP Pool Balance:

Delinquency Trigger Occurred: Y/N

Receivables Granted Extensions in the Current Collection Period:

# of Receivables
Amount
1 Month Extended
2 Months Extended
3+ Months Extended
Total Receivables Extended

IX. CREDIT RISK RETENTION INFORMATION

The fair value of the Notes and the Residual Interest on the Closing Date is summarized below.

		Fair Value (Mils.)	Fair Value (%)
Class A notes	$			%
Class B notes	$			%
Class C notes	$			%
Residual Interest	$			%
Total	$			%

The Depositor must retain a Residual Interest with a fair value of at least 5% of the aggregate value of the Notes and Residual Interest, or $[insert dollar amount equal to 5% of the aggregate value of the Notes and Residual Interest], according to Regulation RR.

[Description of material differences, if any, in methodology or key inputs and assumptions.]

X. FLOATING RATE BENCHMARK: BENCHMARK TRANSITION

Benchmark Transition Event:

Benchmark Replacement Date:

Unadjusted Benchmark Replacement:

Benchmark Replacement Adjustment:

Benchmark Replacement Conforming Changes:

XI. REPURCHASE DEMAND ACTIVITY (RULE 15Ga-1)

(1)  Repurchase Activity

[No activity to report]

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)
Retail Auto Loans: Ford Credit Auto Owner Trust 2023-B CIK#		Ford Motor Credit Company LLC

(2)  Most Recent Form ABS-15G for Repurchase Demands

Filed by: Ford Motor Credit Company LLC

CIK#: 0000038009

Date: February __, 20__

SERVICER CERTIFICATION

This report is accurate in all material respects.

Ford Motor Credit Company LLC

/s/
[Assistant Treasurer]